                                     EXHIBIT 2.1

                         AGREEMENT FOR THE EXCHANGE OF STOCK

                                     by and among


                                    SARGENT, INC.
                                a Delaware corporation


                                         and


                         LOS ANGELES COMMUNITY DIALYSIS, INC.
                               a California corporation


                                         and


              VICTOR GURA, M.D., an individual, AVRAHAM H. UNCYK, M.D.,
                  an individual, RONALD P. LANG, M.D., an individual





                                 Dated: May 11, 1996

                                  TABLE OF CONTENTS

ARTICLE I          REPRESENTATIONS, COVENANTS AND WARRANTIES
                   OF LACD AND LACD STOCKHOLDERS
                                                            PAGE
                                                            ----
    Section 1.1    Organization                               1
    Section 1.2    Capitalization                             2
    Section 1.3    Subsidiaries and Predecessor
                    Corporations                              2
    Section 1.4    Options and Warrants                       2
    Section 1.5    Binding Obligation; No Default             2
    Section 1.6    Compliance with Other
                    Instruments, etc.                         2
    Section 1.7    Consents                                   3
    Section 1.8    Books and Records                          3
    Section 1.9    Financial Statements                       3
    Section 1.10   No Undisclosed Liabilities                 3
    Section 1.11   Absence of Certain Changes                 3
    Section 1.12   Plant and Equipment                        6
    Section 1.13   Leases                                     6
    Section 1.14   Tax Returns                                6
    Section 1.15   Transactions with Affiliates               7
    Section 1.16   Contracts and Commitments                  8
    Section 1.17   Compliance with Contracts;
                    Delivery of Certain Contracts             9
    Section 1.18   Insurance                                  9
    Section 1.19   Labor Difficulties                         10
    Section 1.20   Litigation                                 11
    Section 1.21   No Condemnation or Expropriation           11
    Section 1.22   Compliance with Law                        12
    Section 1.23   Environmental Compliance                   12
    Section 1.24   Employee Benefits                          14
    Section 1.25   Absence of Questionable Payments           15
    Section 1.26   Personnel                                  16
    Section 1.27   Real Property Holding Corporation          16
    Section 1.28   Accuracy of Information Furnished          16
    Section 1.29   Title to Patents and Trade Names           16
    Section 1.30   Real Properties                            18
    Section 1.31   Title and Related Matters                  18
    Section 1.32   Title to the Exchanged LACD Stock          18
    Section 1.33   Securities Warranties                      19
    Section 1.34   Certain Financial Representations          20
    Section 1.35   Stark I and Stark II                       21
    Section 1.36   LACD Schedules                             21

ARTICLE II    REPRESENTATIONS, COVENANTS AND
              WARRANTIES OF SARGENT

                                                            PAGE
                                                             ----
    Section 2.1    Organization                              21
    Section 2.2    Capitalization                            21
    Section 2.3    Subsidiaries                              22
    Section 2.4    Options and Warrants                      22
    Section 2.5    Binding Obligation; No Default            22
    Section 2.6    Compliance with Other
                    Instruments, etc.                        22
    Section 2.7    Consents                                  22
    Section 2.8    Books and Records                         23
    Section 2.9    Financial Statements                      23
    Section 2.10   No Undisclosed Liabilities                23
    Section 2.11   Absence of Certain Changes                23
    Section 2.12   Plant and Equipment                       26
    Section 2.13   Leases                                    26
    Section 2.14   Tax Returns                               26
    Section 2.15   Transactions with Affiliates              27
    Section 2.16   Contracts and Commitments                 28
    Section 2.17   Compliance with Contracts;
                    Delivery of Certain Contracts            30
    Section 2.18   Insurance                                 30
    Section 2.19   Labor Difficulties                        30
    Section 2.20   Litigation                                31
    Section 2.21   No Condemnation or Expropriation          31
    Section 2.22   Compliance with Law                       32
    Section 2.23   Environmental Compliance                  32
    Section 2.24   Employee Benefits                         33
    Section 2.25   Absence of Questionable Payments          34
    Section 2.26   Personnel                                 35
    Section 2.27   Real Property Holding Corporation         35
    Section 2.28   Accuracy of Information Furnished         35
    Section 2.29   Title to Patents and Trade Names          35
    Section 2.30   Real Properties                           36
    Section 2.31   Title and Related Matters                 36
    Section 2.32   Title to the Exchanged Sargent Stock      37
    Section 2.33   Certain Assets and Liabilities of
                    Sargent                                  37
    Section 2.34   Compliance With Exchange Act              38
    Section 2.35   Sargent Schedules                         39

ARTICLE III   PLAN OF REORGANIZATION
                                                            PAGE
                                                             ----
    Section 3.1    Plan of Reorganization                    39
    Section 3.2    Closing                                   39
    Section 3.3    Closing Events                            39
    Section 3.4    Termination                               40
    Section 3.5    Directors of Sargent and LACD             41
    Section 3.6    Officers of Sargent and LACD              41
    Section 3.7    Additional Exchanged Sargent Stock
                    and Warrants                             41
    Section 3.8    Stock Options to Employees and
                    Consultants                              42

ARTICLE IV    SPECIAL COVENANTS
    Section 4.1    Access to Properties and Records          42
    Section 4.2    Availability of Rule 144                  42
    Section 4.3    Information for Sargent Registration
                    Statement and Public Reports             43
    Section 4.4    Special Covenants and Representations
                    Regarding the Exchanged Sargent Stock    43
    Section 4.5    Third Party Consents                      43
    Section 4.6    Actions Prior to Closing                  43
    Section 4.7    Indemnification                           44
    Section 4.8    Registration Rights                       45
    Section 4.9    Listing on NASDAQ Small-Cap Market        52

ARTICLE V     CONDITIONS PRECEDENT TO OBLIGATIONS
              OF SARGENT

    Section 5.1    Accuracy of Representations               52
    Section 5.2    Officer's Certificate                     52
    Section 5.3    No Material Adverse Change                52
    Section 5.4    Opinion of Counsel to LACD                52
    Section 5.5    Other Items                               54

ARTICLE VI    CONDITIONS PRECEDENT TO OBLIGATIONS OF LACD

    Section 6.1    Accuracy of Representations               54
    Section 6.2    Officer's Certificate                     55
    Section 6.3    No Material Adverse Change                55
    Section 6.4    Opinion of Counsel to Sargent             55
    Section 6.5    Other Items                               57

ARTICLE VII   MISCELLANEOUS

    Section 7.1    Brokers and Finders                       57
    Section 7.2    Law Forum and Jurisdiction                57
    Section 7.3    Notices                                   58
    Section 7.4    Attorneys' Fees                           58
    Section 7.5    Confidentiality                           58
    Section 7.6    Schedules; Knowledge                      59
    Section 7.7    Third Party Beneficiaries                 59

    Section 7.8    Entire Agreement                          59
    Section 7.9    Survival; Termination                     59
    Section 7.10   Counterparts                              59
    Section 7.11   Amendment or Waiver                       59
    Section 7.12   Incorporation of Recitals                 60
    Section 7.13   Expenses                                  60
    Section 7.14   Headings; Context                         60
    Section 7.15   Benefit                                   60
    Section 7.16   Public Announcements                      60
    Section 7.17   Severability                              60
    Section 7.18   Failure of Conditions; Termination        60
    Section 7.19   No Strict Construction                    60
    Section 7.20   Execution Knowing and Voluntary           61

                         AGREEMENT FOR THE EXCHANGE OF STOCK

    THIS AGREEMENT FOR THE EXCHANGE OF STOCK (hereinafter referred to as the "Agreement"), is entered into as of May 11, 1996, by and among Sargent, Inc., a Delaware corporation ("Sargent"), Los Angeles Community Dialysis, Inc., a California corporation ("LACD"), and Victor Gura, M.D., an individual, Avraham
H. Uncyk, M.D., an individual and Ronald P. Lang, M.D., an individual (collectively, "LACD Stockholders").

                                       PREMISES

         A. This Agreement provides for the reorganization of corporate operations of Sargent and LACD pursuant to the terms set forth in this Agreement.

         B. As part of this Agreement, Sargent shall exchange 4,234,728 shares (the "Exchanged Sargent Stock") of the common stock, par value $0.01 per share, of Sargent (the "Sargent Common Stock") for 1,000 shares of the common stock, no par value, of LACD, which constitutes 100% of the issued and outstanding common stock of LACD, subject to the terms and conditions of this Agreement.

                                      AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                                      ARTICLE I
                     REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                              LACD AND LACD STOCKHOLDERS

    As an inducement to, and to obtain the reliance of Sargent, LACD represents and warrants, and, with respect to Sections 1.32(b) and 1.33, the LACD Stockholders represent and warrant, as follows:

    Section 1.1 ORGANIZATION. LACD is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a material Adverse Effect (as hereinafter defined) upon the assets, business, properties or operations of LACD. Included in the LACD Schedules

(as hereinafter defined) as Schedule 1.1 are complete and correct copies of the articles of incorporation and bylaws of LACD as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of LACD's articles of incorporation or bylaws. LACD has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. LACD has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws and otherwise to consummate the transactions herein contemplated.

    Section 1.2 CAPITALIZATION. The authorized capitalization of LACD consists of 1,000 shares of common stock, no par value (the "LACD Common Stock"). As of the Closing Date (defined below), there are 1,000 shares of LACD Common Stock issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable, and are not issued in violation of the preemptive or other rights of any person.

    Section 1.3 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. LACD does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

    Section 1.4 OPTIONS AND WARRANTS. There are no outstanding: (a) securities convertible into or exchangeable for any of LACD's capital stock; or
(b) options, warrants, calls or other rights (including rights to demand registration or to sell in connection with any registration by LACD under the Securities Act of 1933, as amended (the "Securities Act") to purchase or subscribe to capital stock of LACD or securities convertible into or exchangeable for capital stock of LACD. LACD is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights with respect to the LACD Common Stock.

    Section 1.5 BINDING OBLIGATION; NO DEFAULT. LACD has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, to the best of LACD's knowledge, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which LACD is a party or by which LACD or the property of LACD may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of LACD, enforceable against LACD in accordance with its terms.

    Section 1.6 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of this Agreement by LACD nor compliance by LACD with the terms and conditions of this Agreement will: (a) require LACD to obtain the consent of any governmental agency; (b) constitute a material default under any indenture, mortgage or deed of trust to which LACD is a party or by which LACD or its properties may be subject; (c) cause the creation or imposition of any lien, charge or encumbrance on any of its assets; or (d) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date conflict with or result in a breach or any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which LACD is subject.

    Section 1.7 CONSENTS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by LACD in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

    Section 1.8 BOOKS AND RECORDS. The books of account and other financial records of LACD are complete and correct in all material aspects. The minute books of LACD, as previously made available to Sargent and its legal counsel, contain records of all meetings and accurately reflect all other material corporate action of the stockholders, directors and any committees of the Board of Directors of LACD.

    Section 1.9 FINANCIAL STATEMENTS. At the closing, LACD shall deliver to Sargent true and correct copies of the audited statements of assets and liabilities of LACD (a division of Medipace Medical Group, Inc.) as of December 31, 1994 and 1995 (the "LACD Audited Financial Statements"). The LACD Audited Financial Statements shall fairly present the financial position of such division at December 31, 1995, and the related statements of operations and cash flows for each of two years in the period ended December 31, 1995. The audits have been prepared in accordance with generally accepted accounting principles ("GAAP").

    Section 1.10 NO UNDISCLOSED LIABILITIES.  Except as set forth on Schedule
1.10 hereto, LACD does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not adequately reflected or reserved against on the LACD Audited Financial Statements, except for liabilities and obligations incurred since December 31, 1995 in the ordinary course of LACD's business and consistent with past practice and which, in any event, in the aggregate, would not have a Material Adverse Effect (as defined hereinafter).

    Section 1.11 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth on Schedule 1.11 hereto or except as otherwise expressly contemplated hereby, since the date of the LACD Financial Statements, LACD has not:

         (a) Suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), or reserves, and no event has occurred and no action has been taken by LACD or, to the best knowledge of LACD, any other person, nor is any such event or action contemplated or, to the best knowledge of LACD, threatened, which might reasonably be expected to have a material adverse effect on the assets or the operations or condition (financial or otherwise) of LACD's business ("Material Adverse Effect"), except that no representation or warranty is made as to general economic conditions or matters affecting LACD's industry generally;

          (b) Suffered any material adverse change in its business, operations or prospects;

          (c) Experienced any shortage of raw materials or supplies;

         (d) Incurred any short-term or long-term liabilities or obligations (absolute, accrued, contingent or otherwise) except items incurred in the ordinary course of business and consistent with past practice, none of such short-term or long-term liabilities or obligations exceeds $10,000 individually, or $25,000 in the aggregate, (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased or changed any assumptions underlying or method of calculating any bad debt, contingency or other reserves;

          (e) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the LACD Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the LACD Financial Statements;

          (f) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

          (g) Written down the value of any inventory in excess of $10,000 (including write-downs by reason of shrinkage or markdown) or written down or written off as uncollectible any notes or accounts receivable in excess of $10,000;

          (h) Canceled any debts or waived any claims or rights in excess of $10,000;

          (i) Sold, transferred or otherwise disposed of any of its properties or assets in excess of $10,000 (real, personal or mixed, tangible or intangible);

          (j) Disposed of or permitted to lapse any rights to the use of any Patent or Trade Name (as defined hereinafter) necessary to permit LACD to conduct its business or develop its products, or disposed of or disclosed to any person, other than representatives of Sargent, any Proprietary Information or Technical Information (as defined hereinafter) not theretofore a matter of public knowledge necessary to permit LACD to conduct its business or develop its products;

          (k) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) other than in the ordinary course of business and consistent with past practice, or any increase in the compensation (including, without limitation, salary and bonus) payable or to become payable to any officer or key employee;

          (l) Made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $10,000 for additions to property, plant, equipment or intangible capital assets;

          (m) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of LACD;

          (n) Made any change in any method of accounting or accounting practice;

          (o) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any "Affiliate" or "Associate" of LACD as such terms are defined in Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act, or any officer, director or stockholder of LACD (collectively, "Affiliates" or individually, an "Affiliate");

          (p) Made any gifts, or sold, transferred or exchanged any property of any material value for less than the fair value thereof;

          (q) Suffered any material casualty loss or damage (whether or not covered by insurance); or

          (r) Agreed, whether in writing or otherwise, to take any action described in this Section 1.11.

    Section 1.12 PLANT AND EQUIPMENT. The material plants, buildings, fixtures, structures and equipment owned, leased or used by LACD are in good operating condition and repair, ordinary wear and tear excepted, are adequate for the uses to which they are being put. Included in Schedule 1.12 hereto is an accurate and complete list of all of the fixed assets of LACD with a value in excess of $1,000.

    Section 1.13 LEASES. Schedule 1.13 hereto is an accurate and complete list of all leases pursuant to which LACD leases real property or any material item of personal property. A true and correct copy of each such lease has been delivered to Sargent, and no changes have been made thereto since the date of delivery. Except as set forth in Schedule 1.13 hereto, each such lease is valid and in full force and effect, there are no existing material defaults by LACD thereunder, and, to the best knowledge of LACD, no event has occurred which (with notice, lapse of time or both) would constitute a default thereunder by any party. Except as set forth on Schedule 1.13 hereto, LACD is presently in compliance in all material respects with all laws, rules, regulations and ordinances relating to zoning and land use restrictions which are applicable to any portion of the land subject to the real property leases set forth in
Schedule 1.13 hereto. Except as set forth on Schedule 1.13 hereto, no consent is required from the lessor under any lease of real or personal property listed on Schedule 1.13 prior to the consummation of the transactions contemplated hereby.

    Section 1.14 TAX RETURNS. Schedule 1.14 hereto are true and correct copies of LACD's Tax Returns and Statements (as defined herein). Except as set forth in LACD's Tax Returns and Statements, LACD has: (a) filed or has caused to be filed all federal, state and local and all material foreign, territorial, franchise, income, sales, gross receipts and all other tax returns and statements required to be filed by LACD or on its behalf and which were due prior to the date of this Agreement (the "Tax Returns and Statements"); (b) paid within the time and in the manner prescribed by law all Taxes (as defined below), due for all periods ending on or prior to the date of this Agreement, except with respect to Taxes which are immaterial in amount and the failure to so pay or file would not result in material penalties and would not have a Material Adverse Effect; and (c) established adequate reserves for the payment of all unpaid Taxes as of the date of the LACD Financial Statements. The Tax Returns and Statements are true, complete and accurate, in all material respects. Since January 31, 1996, no tax assessment or deficiency has been made against LACD nor has any notice been given of any actual or proposed assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside. Except as set forth in such Tax Returns and Statements, the Tax Returns and Statements are not presently, nor have they since LACD's inception been, the subject of any audit or other administrative or court proceeding by any federal, territorial, state, local or foreign governmental agency. LACD has not received any notice that any of the Tax Returns and Statements is now being or will be examined or audited, and no consents extending any applicable statute of limitations have been filed.

    For purposes of this Agreement, "Taxes" shall mean any and all taxes, payroll and employment related taxes, levies, assessments, charges or other fees, together with any interest, penalties or other additions, imposed by any governmental authority upon LACD.


    Section 1.15  TRANSACTIONS WITH AFFILIATES.  Except as set forth on
Schedule 1.15 hereto, no Affiliate of LACD has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other agreement to which LACD is a party, or any interest in any competitor, supplier or customer of LACD. Except as set forth item by item on Schedule 1.15 hereto, and except for loans made after the date of this Agreement by Affiliates to LACD from time to time for working capital at interest rates not more than market rates in the aggregate amount not to exceed $500,000 per month ("Affiliate Working Capital Loans"), LACD is not indebted, directly or indirectly, to any Affiliate of LACD, for any liability or obligation, whether arising by reason of stock ownership, contract, oral or written agreement or otherwise. Except as disclosed on Schedule 1.15, no Affiliate is indebted, directly or indirectly, to LACD. Schedule 1.15 is a complete and accurate list of all employees of LACD owing more than $5,000 in principal (provided that the aggregate principal amount owed by employees to LACD not set forth on Schedule 1.15 shall not exceed $25,000) plus accrued interest, to LACD, other than travel or other employee advances (not exceeding $1,000 to any one person) in the ordinary course of business, setting forth the amounts owed, the applicable interest rates, a description of the security and the maturity dates of all such debts.

    Except as set forth on Schedule 1.15 hereto, no Affiliate:(a) is a party to any contract or arrangement with LACD pursuant to which it directly provides material services to LACD; or (b) is a party to any contract or arrangement with a third party, to which LACD is not a party, but under which LACD receives any material amount of goods or services from said third party. Except as set forth on Schedule 1.15 hereto, all goods and services provided to LACD by any of its Affiliates and all goods and services provided to any of its Affiliates by LACD, at any time since LACD's inception have been charged to the recipient at a price that would have been acceptable to an unrelated third party receiving such goods and services in an arm's-length transaction with the provider.

    Section 1.16  CONTRACTS AND COMMITMENTS.  Except as set forth on Schedule
1.16:

          (a) LACD has not entered into any outstanding agreements, contracts or commitments or restrictions which, individually or in the aggregate, are material to its business, operations or prospects, or which require the making of any charitable contribution;

          (b) No purchase contracts or commitments of LACD continue for a period of more than 30 days or are in excess of the normal, ordinary and usual requirements of its business or, to the best knowledge of LACD, at any excessive price;

          (c) LACD has not entered into any contracts or commitments pursuant to which LACD is, as of the date hereof, required to obtain or maintain, on behalf of itself or any of its directors, officers or employees, any facility or personnel security clearances from the U.S. Department of Defense or any other agency of the U.S. Government;

          (d) There are no outstanding sales contracts, purchase orders, commitments or proposals of LACD which continue for a period of more than 30 days or will likely result in any loss to LACD upon completion or performance thereof;

          (e) LACD has not entered into any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives or suppliers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium, or any agreement or arrangements providing for the payment of any bonus or commission based on sales or earnings;

          (f) LACD has not entered into any outstanding employment agreement, or any other outstanding agreement that contains any severance or termination pay liabilities or obligations;

          (g) LACD is not a party to any collective bargaining agreement or other contract or agreement with any labor organization;

          (h) LACD is not restricted by agreement from carrying on its business anywhere in the world;

          (i) LACD has not incurred any outstanding debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others other than as reflected on the LACD Financial Statements;

          (j) LACD is not a party to any contract, subcontract or agreement with the U.S. Government or any agency or instrumentality thereof, or with any territorial or state government or any agency or instrumentality thereof; and

          (k) LACD has not entered into any outstanding loan with or to any person other than (i) as reflected on the LACD Financial Statements, (ii) for amounts not more than $5,000 to any individual and $25,000 in the aggregate, and
(iii) Affiliate Working Capital Loans.

    Section 1.17  COMPLIANCE WITH CONTRACTS; DELIVERY OF CERTAIN CONTRACTS.
LACD is not in default under any material contract, commitment, obligation or agreement, including, without limitation, those listed in Schedules 1.13, 1.16 and 1.30 hereto, except for those which would not have a Material Adverse Effect, and no act or omission by LACD has occurred which, with notice or lapse of time or both, would constitute such a default under any term or provision of any such contract or agreement. To the best knowledge of LACD, each of the agreements referred to in Schedules 1.13, 1.16 and 1.30 hereto is valid and in full force and effect. To the best knowledge of LACD, no party is in default under any agreement referred to in Schedules 1.13, 1.16 and 1.30 hereto, and to the best knowledge of LACD, no act or omission has occurred by any party which, with notice or lapse of time or both, would constitute such a default under any term or provision thereof. LACD has previously delivered to Sargent a true and correct copy of each agreement, contract, commitment or restriction listed on Schedules 1.13, 1.16 and 1.30 hereto, including all amendments and modifications thereof.

    Section 1.18 INSURANCE. Schedule 1.18 contains an accurate and true description of all existing policies of fire, liability, worker's compensation and all other forms of insurance owned or held by, or covering the business, properties or assets of, LACD. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by LACD with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth on
Schedule 1.18 without additional premiums being paid or properly accrued as an additional liability. Schedule 1.18 also: (a) describes all products liability claims made since LACD's inception, and all other claims (except medical and dental) pending or made since LACD's inception under such insurance policies; and (b) identifies all types of insurable risks which LACD and its Board of Directors has designated as being self insured. Except as set forth in Schedule 1.18, LACD has not been turned down at any time since LACD's inception for any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

    Section 1.19  LABOR DIFFICULTIES.  Except to the extent set forth in
Schedule 1.19:

          (a) To the best knowledge of LACD, no employee of LACD is in violation of, or has threatened any violation of, any material term of any employment contract or any other contract or agreement relating to the relationship of such employee with LACD or any other party, including any employee handbook and/or personnel policy manual of LACD except for violations which would not, individually or in the aggregate, have a Material Adverse Effect;

         (b) LACD has complied in all material respects with each and every term, provision, section and part of any written employment contract or agreement, including any employee handbook and/or personnel policy manual, that LACD has or has had with any individual who has performed work for LACD;

         (c) There is no unfair labor practice charge or similar charge, complaint, allegation or other process or claim pending or, to the best knowledge of LACD, threatened against LACD before the National Labor Relations Board (the "NLRB") or any other federal, territorial, state or local governmental agency or other entity;

         (d) There is no labor dispute, strike, slowdown, work stoppage or other job action pending or, to the best knowledge of LACD, threatened against or otherwise affecting LACD;

         (e) No petition for election or similar charge, complaint, allegation or other process or claim is pending or, to the best knowledge of LACD, threatened against LACD before the NLRB, any region of the NLRB, or any other federal, territorial, state or local governmental agency or other entity, and no organizing campaign or other effort is underway or, to the best knowledge of LACD, threatened by any labor organization to organize any employees of LACD;

         (f) LACD has not experienced any labor dispute, strike, slowdown, work stoppage, or other job action since its inception; and

         (g) There is not pending or, to the best knowledge of LACD, threatened against LACD any complaint, charge, allegation or other process or claim whatsoever, other than those which would not, individually or in the aggregate, have a Material Adverse Effect: (i) alleging any violation of the Occupational Safety and Health Act or any other federal, territorial, state or local law governing health and/or safety in the workplace; (ii) seeking compensation, benefits and/or penalties pursuant to any Workers'

Compensation Act or similar law; (iii) seeking any compensation or benefits pursuant to any Unemployment Insurance Act or similar law; (iv) alleging any violation of the Immigration Reform and Control Act of 1986 or any similar law;
(v) alleging any violation of the Fair Labor Standards Act or any other federal, territorial, state or local law governing wage and/or hour issues; (vi) alleging any violation of any federal, territorial, state or local child labor law; and/or (vii) alleging any other federal, territorial, state or local law relating to or governing employment or labor matters.

    Section 1.20  LITIGATION.  Except as set forth in Schedule 1.20 hereto:

         (a) There is no pending or, to the best knowledge of LACD, threatened complaint, charge, claim, action, suit or arbitration proceeding before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency against, relating to or affecting: (i) LACD or any director, officer, agent or employee thereof in his or her capacity as such; (ii) the assets, properties or business of LACD; or (iii) the transactions contemplated by this Agreement, nor, to the best knowledge of LACD, is there any basis for any such complaint, charge, claim, action, suit, arbitration proceeding, investigation or inquiry which could have an adverse effect on the assets, property, business or prospects of LACD;

         (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting LACD or, to the best knowledge of LACD, any officer, director, employee or agent thereof from conducting or engaging in any aspect of the business of LACD, or requiring LACD or, to the best knowledge of LACD, any officer, director, employee or agent thereof to take certain action with respect to any aspect of the business of LACD which could reasonably be anticipated to have a Material Adverse Effect; and

          (c) LACD is not in violation of or default under any applicable order, judgment, writ, injunction or decree of any federal, territorial, state, municipal, foreign or other court or regulatory authority.

    Section 1.21 NO CONDEMNATION OR EXPROPRIATION. Neither the whole nor any portion of the leaseholds or any other assets of LACD is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of LACD, has any such condemnation, expropriation or taking been proposed.

    Section 1.22 COMPLIANCE WITH LAW. The operations of LACD have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof having jurisdiction over LACD, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters, except as disclosed in Schedule
1.22 hereto and except for violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 1.22, LACD has not received any notification since its inception of any asserted present or past failure by LACD to comply with such laws, regulations, ordinances or requirements. LACD has all permits, authorizations and consents necessary for the operation of its business except for those which the failure to have would not, individually or in the aggregate, have a Material Adverse Effect.

    Section 1.23  ENVIRONMENTAL COMPLIANCE.

          A. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (a) "PREMISES" means any property or facility LACD owns, operates or leases which relate to the business of LACD or which constitute any of the LACD Assets (as defined hereinafter);

          (b) "HAZARDOUS SUBSTANCE" means, at any time, any substance, material, chemical or waste the presence of which requires investigation or remediation under, or which is or becomes regulated by, any federal, state or local governmental authority due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or mutagenic, including, without limitation, any material, waste, chemical or substance which is: (i) defined as a "hazardous," "extremely hazardous" or "restricted hazardous" waste, material or substance under the laws of the governmental jurisdiction where the Premises are located and/or to which the Premises are subject; (ii) petroleum or a petroleum product, including, without limitation, gasoline and diesel fuel; (iii) asbestos or asbestos containing;
(iv) polychlorinated biphenyls; (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (vi) defined as a "hazardous waste" pursuant to
Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ. (42 U.S.C.

Section 6903); or (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ. ("CERCLA") (42 U.S.C. Section 9601);

          (c) "HAZARDOUS MATERIALS LAW" means any national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type, relating to pollution or the protection of worker safety, public safety, human health, natural resources, or the environment, including laws, statutes, ordinances, rules or regulations relating to the emission, discharge, release or threatened release, of pollutants, contaminants or Hazardous Substances into ambient air, surface water, ground water or land, or remediation or removal thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or Hazardous Substances, including without limitation those statutes and regulations referred to in Subparagraph (b) above, the Occupational Health and Safety Act (29 U.S.C. Section 651 ET SEQ.); and

          (d) "LOSS" means any and all of the following, whether the result of any action of any governmental agency or a third party liabilities; penalties; forfeitures; suits; losses; damages; expenses; debts; obligations; claims; fines or civil liability for violation of any Hazardous Materials Law; costs (including the costs of investigation, defense, settlement and attorneys' and other professional fees whether or not litigation is instituted); or, costs and capital expenditures required for compliance with Hazardous Materials Law.

    B.   Except as disclosed in Schedule 1.23 hereto:

         (a) LACD has obtained, and is in full compliance with, all material permits, licenses or other authorizations which are required under any Hazardous Materials Law for the operations of the business of LACD;

          (b) LACD is not aware of any material past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent continued compliance by LACD with, any Hazardous Materials Law, or which may give rise to Loss to LACD based on or related to any Hazardous Materials Law;

         (c) LACD has not entered into any agreement with any governmental authority or agency, or with any private entity, including, but not limited to, any prior owners of Premises, relating in any way to violation of any Hazardous Materials Law, or to the presence, release, threat of release, disposal, placement on, under or about any Premises of Hazardous Substances;

         (d) LACD has not discovered or caused, and to the best of LACD's knowledge, no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on the Premises, on property formerly owned, operated or leased by LACD or on the property of any third party;

         (e) LACD has not discovered, and to the best of LACD's knowledge, no other person has discovered, any occurrence or condition on the Premises or on any real property in the vicinity of the Premises, which could cause the Premises to be subject to any restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Law;

         (f) LACD has not manufactured, stored or disposed of Hazardous Substances at any location, including, without limitation, any disposal which was in compliance with any Hazardous Materials Law;

         (g) LACD does not use or maintain any underground storage tanks or surface impoundments on the Premises and, to the best knowledge of LACD, no underground storage tanks or surface impoundments are now, or ever have been, located on the Premises; and

         (h) LACD has not received notice of any lien in favor of any governmental authority for: (i) any liability under any Hazardous Materials Law; or (ii) damages arising from or costs incurred by such governmental authority in response to a release of Hazardous Substances into the environment, nor has any such lien ever been filed or attached to the Premises.

    Section 1.24  EMPLOYEE BENEFITS.

          (a) Except for the plans, agreements, arrangements and practices set forth in Schedule 1.24 hereto (collectively, the "Employment Plans"), neither LACD nor any Affiliate maintains or contributes to, or is obligated or required to contribute to, any bonus, deferred compensation, severance or termination pay, pension, profit sharing, stock purchase, stock grant, stock option, group life insurance, health care, hospitalization insurance, disability, retirement or any other employee benefit or fringe benefit plan, agreement, arrangement or practice, whether formal or informal and whether legally binding or not, which covers employees of LACD. Neither LACD nor any Affiliate has any commitment, whether formal or informal and whether legally binding or not, to create or contribute to any additional such plan.

          (b) Each Employment Plan, including each Employment Plan which is an "employee pension benefit plan," as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Pension Plans"), or an "employee welfare benefit plan," as such term is defined in Section 3(l) of ERISA (the "Welfare Plans"), in all respects conforms to, and is and has been operated in compliance with, applicable law, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

          (c) Neither LACD nor any Affiliate, nor any of the Pension Plans, nor any of the Welfare Plans nor any trust created thereunder, nor, to the best knowledge of LACD, any trustee or administrator thereof, has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) which might subject LACD to any material liability or civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          (d) Full payment has been duly made or reserved for by LACD of all amounts that LACD or any Affiliate is required under the terms of all Employment Plans to pay as contributions to such Employment Plans, with respect to employees of LACD covered by such Plans, on or prior to the Closing Date.

          (e) None of the Pension Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA.

          (f) Neither LACD, any Affiliate nor, to the best knowledge of LACD, any administrator or fiduciary of any Pension Plan or Welfare Plan has engaged in any transaction or acted or failed to act in a manner which could subject LACD to any liability for a breach of fiduciary duty under ERISA.

         (g) Neither LACD nor any Employment Plan is obligated to make payment of post-retirement life, accidental death, medical or disability insurance benefits of any type, excluding for this purpose the provision of any such benefits as a result of an individuals exercise of his or her conversion rights under the Consolidated Omnibus Budget Reconciliation Act of 1986, to, or with respect to, any former employee of LACD.

         (h) True and complete copies of each of the following documents have been delivered to Sargent: (i) each Welfare Plan and each Pension Plan, related trust agreements, annuity contracts, or other funding instruments; (ii) each Employment Plan and complete descriptions of any such plans that are not in writing; (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan; (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan and each Pension Plan for the two most recent plan years; and (v) actuarial reports, consisting of the Schedule B and attachments to the Form 5500 Series prepared for the last two plan years for each Pension Plan.


    Section 1.25 ABSENCE OF QUESTIONABLE PAYMENTS. Neither LACD nor, to the best knowledge of LACD, any of its directors, officers, agents, employees or other persons acting on its behalf or for its benefit has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds for such purpose. Neither LACD nor, to the best knowledge of LACD, any of its directors, officers, agents, employees or other persons acting on its behalf or for its benefit has accepted or received any unlawful contributions, payments, gifts or expenditures.

    Section 1.26 PERSONNEL. Schedule 1.26 hereto is a true and complete list of the wage rates for all non-salaried and salaried employees of LACD by classification.

    Section 1.27 REAL PROPERTY HOLDING CORPORATION. LACD is not a U.S. Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

    Section 1.28 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by LACD contained in this Agreement or in respect of the exhibits, schedules or documents delivered to Sargent by LACD and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of LACD pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by LACD to Sargent.

    Section 1.29 TITLE TO PATENTS AND TRADE NAMES. LACD has good and marketable title to the Patents set forth in Schedule 1.29(a) and Trade Names set forth in Schedule 1.29(b), free and clear of any lien, mortgage, charge, security interest, pledge or other encumbrance or other adverse claim or interest of any nature. LACD is the sole and exclusive owner of the Patents and Trade Names, the issued or granted Patents are valid, and in full force and effect as of the Closing Date. LACD is the party named in the Patents and is the party who made, or caused to be made, the application for the letters of patents. LACD has the right and power to assign the Patents and Trade Names and made no prior transfer, sale or assignment of all or any part of the Patents and Trade Names and the exploitation of the Patents and Trade Names do not and will not infringe the rights granted to any other person by any United States or other patent or proprietary interest of any kind or nature. LACD further represents and warrants that the Patents and Trade Names constitute all of LACD's rights and interests in, and LACD has not transferred or conveyed to any other person or entity any right or interest in, any patents, patents pending, industrial designs, utility models and applications for patent and method of use or manufacture and any patents issued thereon and any continuations or reissues thereof, including any continuation-in-part or divisional patent application thereof, and all foreign counterparts and extensions thereof, and all of the Technical Information and Proprietary Information or improvements thereto in existence on the date hereof or thereafter developed, including, but not limited to all information contained in all pending patent applications or patents, that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of all products and services related to the business of LACD.

    The following terms as used in this Agreement shall have the meanings set forth below:

    "PATENTS" shall mean the patents, patents pending, industrial designs, utility models and applications for patent that are identified in Schedule 1.29(a) and 2.29(a) hereto, which relate to any products (or any component thereof) or services related to the business of LACD or Sargent, as the case may be, and its method of use or manufacture and any patents issued thereon and any continuations or reissues thereof, including any continuation-in-part or divisional patent application thereof and all foreign counterparts and extensions thereof.

    "PROPRIETARY INFORMATION" shall mean all of the information regarding any products or services related to the business of LACD, including the Patents, which constitute reliable trade secrets or proprietary business information, including, without limitation, such information as encompassed in all drawings, designs, formulas, devices, compilations, computer programs and software devices, plans, manuals, proposals, financial information, costs, pricing information, marketing or sales plans, accounting, customer lists or any other trade secrets or proprietary information whether now existing or hereinafter developed whether it gives the disclosing party any competitive advantage over those who do not know or use it, or whether it is patentable or subject to copyright or trademark protection.

    "TECHNICAL INFORMATION" means all information, knowledge, engineering and technical data, manufacturing data, raw data, developments, projections, proprietary data, manufacturing drawings, product specifications, manufacturing and assembly techniques, production descriptions, skills, methods, trade secrets, processes, procedures and know how and other information or improvements thereto in existence on the date hereof or thereafter developed, including, but not limited to all information contained in all pending patent applications or patents within the definition of Patents (as defined above), that is pertinent to the development, testing, registration, assembly, manufacture, use or sale of any products or services related to the Business of LACD or Sargent, as the case may be.

    "TRADE NAMES" shall mean those tradenames, trademarks, service marks and logos referenced on Schedule 1.29(b) hereto.

    Section 1.30 REAL PROPERTIES. Schedule 1.30 hereto is an accurate and complete list of all real property owned by LACD, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real property.

    Section 1.31 TITLE AND RELATED MATTERS. LACD has good and marketable title to and is the sole and exclusive owner of all of its material properties, inventory, interests in properties and assets, real and personal, Patents, copyrights, trademarks, service marks and Trade Names (collectively, the "LACD Assets") which are reflected in the most recent LACD balance sheet and the LACD Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the LACD Schedules. Except as set forth in the LACD Schedules, LACD owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with LACD's business. Except as set forth in the LACD Schedules, no third party has any right to, and LACD has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the business, operations or financial condition of LACD or any material portion of its properties, assets or rights.

    Section 1.32 TITLE TO THE EXCHANGED LACD STOCK. (a) Upon delivery to Sargent of the certificates described in Section 3.3 of this Agreement, Sargent will receive good and marketable title to the 1,000 shares of LACD Common Stock (the Exchanged LACD Stock"), which shall constitute one hundred percent (100%) of the issued and outstanding capital stock of LACD, all of such the Exchanged LACD Stock shall be received by Sargent as validly issued, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement); and

    (b) From the date of this Agreement through the Closing Date, each of the LACD Stockholders agrees that he will not sell, transfer, hypothecate, pledge, assign, suffer any lien to be incurred with respect to or otherwise dispose of any of the shares of Exchanged LACD Stock.

    Section 1.33 SECURITIES WARRANTIES. With respect to the Exchanged Sargent Stock to be delivered by Sargent pursuant to the provisions of Section 3.3 hereof, each of the LACD Stockholders hereby represents and warrants to Sargent that:

    (a) The shares of Exchanged Sargent Stock are being acquired for the account of each of the LACD Stockholders and not with a view to sale in connection with any distribution of the Exchanged Sargent Stock;

    (b) Each of the LACD Stockholders is acquiring the Exchanged Sargent Stock hereunder without having received any form of general solicitation or general advertising;

    (c) Each of the LACD Stockholders or his representative, if any, has been provided with, or given reasonable access to, full and fair disclosure of all material information concerning Sargent;

    (d) Each of the LACD Stockholders has a preexisting personal or business relationship with Sargent or certain of its officers, directors or controlling persons, or by reason of its business or financial experience, each of the LACD Stockholders could reasonably be assumed to have the capacity to represent his own interests in connection with this Agreement;

    (e) Each of the LACD Stockholders understands and hereby acknowledges that the Exchanged Sargent Stock will be issued pursuant only to those restrictions imposed by and exemptions available pursuant to applicable federal and state laws and that the certificates to be issued in respect of the Exchanged Sargent Stock may bear a legend in a form satisfactory to counsel for Sargent; in part, Sargent's reliance upon such exemptions is based on the representations and warranties made by each of the LACD Stockholders in this Section 1.33;

    (f) Each of the LACD Stockholders agrees that the certificates to be issued in respect of the Exchanged Sargent Stock may bear a legend in a form satisfactory to counsel for Sargent reflecting the status of the Exchanged Sargent Stock as restricted securities under Rule 144(a)(3) promulgated under the Securities Act and acknowledges that the transfer agent or registrar for Sargent may be instructed to restrict the transfer of the Exchanged Sargent Stock in accordance with such legend and any other restrictions provided in this Agreement;

    (g) Each of the LACD Stockholders hereby agrees that he will not sell, transfer, hypothecate, pledge, assign or otherwise dispose of any of the Exchanged Sargent Stock, except pursuant to the terms of this Agreement and to a registration statement filed under the provisions of the Securities Act, a favorable no-action or interpretive letter received from the Commission or an opinion of counsel satisfactory to Sargent that such sale, transfer, hypothecation, pledge, assignment or other disposition is exempt from the registration requirements of the Securities Act and in California, pursuant to an opinion of counsel satisfactory to Sargent that such sale, transfer, hypothecation, pledge, assignment or other disposition is exempt from the registration requirements of the Securities Act and does not in any way violate the terms of this Agreement; and

    (h) Each of the LACD Stockholders hereby acknowledges that: (i) the shares of Exchanged Sargent Stock referred to herein are being acquired after adequate investigation of the business plan and prospects of Sargent; (ii) that each of the LACD Stockholders is not relying upon the accuracy of any predictions as to the future prospects or developments of Sargent or its business and is well informed as to the business of Sargent and has reviewed its operations and financial statements; (iii) each of the LACD Stockholders or his professional advisors have discussed the financial condition and business operations of Sargent with the officers, directors and principal stockholders of Sargent and has been afforded the opportunity to ask questions with respect thereto; and
(iv) each of the LACD Stockholders specifically acknowledges that the shares of Exchanged Sargent Stock are speculative and involve a very high degree of risk and that there can be no assurance that Sargent will achieve its business objectives or, in particular, that it will ever have cash available for distribution to its stockholders.

    Section 1.34 CERTAIN FINANCIAL REPRESENTATIONS. At the Closing, LACD shall have: (a) all of the assets necessary to operate LACD as a full service dialysis business; (b) adjusted gross revenues, which on a annualized basis, for the twelve (12) month period ending December 31, 1995, equal or exceed $2,500,000; (c) pre-tax profits, which on an annualized basis for the twelve
(12) month period ending December 31, 1995, equal or exceed $900,000; and (d) subject to the accuracy of the representations and warranties of Sargent set forth in Section 2.33 of this

Agreement, and purchase by LACD of that certain real estate to be acquired by LACD subsequent to the closing on a combined basis with Sargent, total assets of at least $4,000,000 and capital and surplus of at least $2,000,000, as these amounts are determined pursuant to Schedule D of the "NASD Schedules to the By-laws" with respect to initial inclusion in the NASDAQ Small-Cap Market.

    Section 1.35   STARK I AND STARK II.    LACD warrants that its business
activities subsequent to the Closing shall, at all times, conform to and be in compliance in all material respects with Stark I, Stark II and Anti-Kickback Laws.

    Section 1.36 LACD SCHEDULES. LACD shall cause the LACD Schedules and the instruments and data delivered to Sargent hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

                                      ARTICLE II

                      REPRESENTATIONS, COVENANTS AND WARRANTIES
                                      OF SARGENT

    As an inducement to, and to obtain the reliance of LACD, Sargent represents and warrants, as follows:

    Section 2.1 ORGANIZATION. Sargent is corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a Material Adverse Effect upon the assets, business, properties or operations of Sargent. Included in the Sargent Schedules as Schedule 2.1 (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation") and bylaws of Sargent as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of either the Sargent articles of incorporation or bylaws. Sargent has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement. Sargent has the full power, authority and legal right and have taken all actions required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

    Section 2.2 CAPITALIZATION. The authorized capitalization of Sargent consists of 9,000,000 shares of common stock, par value $0.01 par share (the "Sargent Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share ("Sargent Preferred Stock"). As of the Closing Date, there are 2,111,343 shares of Sargent Common Stock issued and outstanding and no shares of Sargent Preferred Stock are issued and outstanding. All issued and outstanding shares of Sargent are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights or other rights of any person.

    Section 2.3 SUBSIDIARIES. Sargent does not have any subsidiaries and does not own, beneficially or of record, any other corporation.

    Section 2.4 OPTIONS AND WARRANTS. Except as set forth on Schedule 2.4, there are no outstanding: (a) securities convertible into or exchangeable for any of Sargent's capital stock; or (b) options, warrants, calls or other rights (including rights to demand registration or to sell in connection with any registration by Sargent under the Securities Act to purchase or subscribe to capital stock of Sargent or securities convertible into or exchangeable for capital stock of Sargent. Sargent is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights with respect to the Sargent Common Stock.

    Section 2.5 BINDING OBLIGATION; NO DEFAULT. Sargent has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, to the best of Sargent's knowledge, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which either Sargent is a party or by which Sargent or the property of Sargent may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of Sargent, enforceable against Sargent in accordance with its terms.

    Section 2.6 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Except as set forth on Schedule 2.6, neither the execution and delivery of this Agreement by Sargent nor compliance by Sargent with the terms and conditions of this Agreement will:
(a) require Sargent to obtain the consent of any governmental agency; (b) constitute a material default under any indenture, mortgage or deed of trust to which Sargent is a party or by which Sargent or its properties may be subject; (c) cause the creation or imposition of any lien, charge or encumbrance on any of its assets; or (d) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date conflict with or result in a breach or any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which Sargent is subject.

    Section 2.7 CONSENTS. Except as set forth on Schedule 2.7, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by Sargent in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

    Section 2.8 BOOKS AND RECORDS. The books of account and other financial records of Sargent are complete and correct in all material aspects. The minute books of Sargent, as previously made available to LACD and its legal counsel, contain records of all meetings and accurately reflect all other material corporate action of the stockholders, directors and any committees of the Board of Directors of Sargent.

    Section 2.9 FINANCIAL STATEMENTS. Schedule 2.9 attached hereto are true and correct copies of Sargent's audited financial statements, including Sargent's audited consolidated balance sheets as of July 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended July 31, 1994 and 1995 (the "Sargent Audited Financial Statements"); and true and correct copies of Sargent's unaudited consolidated balance sheets as of January 31, 1996, and the related unaudited consolidated statements of operations and cash flows for the six (6) month periods ended January 31, 1995 and 1996 (the "Sargent Unaudited Financial Statements"). The Sargent Audited Financial Statements, together with the notes thereto, fairly present the financial position of Sargent at July 31, 1995, and the consolidated results of the operations and the changes in stockholders' equity and cash flows for Sargent for the periods covered by the Sargent Audited Financial Statements and have been prepared in accordance with GAAP consistently applied with prior periods. The Sargent Unaudited Financial Statements fairly present the financial position of Sargent at January 31, 1996, and the consolidated results of the operations and cash flows for Sargent for the periods then ended and have been prepared in accordance with GAAP consistently applied with prior periods. (The Sargent Audited Financial Statements and Sargent Unaudited Financial Statements are collectively referred to herein as the "Sargent Financial Statements.")



    Section 2.10 NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 2.10 hereto, Sargent does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not adequately reflected or reserved against on the Sargent Financial Statements, and are not the subject of liens on or security interests in the Warehouse (as defined herein), except for liabilities and obligations incurred since the date thereof in the ordinary course of Sargent's business and consistent with past practice and which, in any event, in the aggregate, would not have a Material Adverse Effect.

    Section 2.11 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth on Schedule 2.11 hereto or except as otherwise expressly contemplated hereby, since the date of the Sargent Financial Statements, Sargent has not:

          (a) Suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), or reserves, and no event has occurred and no action has been taken by Sargent or, to the best knowledge of Sargent, any other person, nor is any such event or action contemplated or, to the best knowledge of Sargent, threatened, which might reasonably be expected to have a material adverse effect on the assets or the operations or condition (financial or otherwise) of Sargent's business ("Material Adverse Effect"), except that no representation or warranty is made as to general economic conditions or matters affecting Sargent's industry generally;

          (b) Suffered any material adverse change in its business, operations or prospects;

          (c) Experienced any shortage of raw materials or supplies;

          (d) Incurred any short-term or long-term liabilities or obligations (absolute, accrued, contingent or otherwise) except items incurred in the ordinary course of business and consistent with past practice, none of such short-term or long-term liabilities or obligations exceeds $10,000 individually, or $25,000 in the aggregate, (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased or changed any assumptions underlying or method of calculating, any bad debt, contingency or other reserves;

          (e) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise)


other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Sargent


Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Sargent Financial Statements;

          (f) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

          (g) Written down the value of any inventory in excess of $10,000 (including write-downs by reason of shrinkage or markdown) or written down or written off as uncollectible any notes or accounts receivable in excess of $10,000;

          (h) Canceled any debts or waived any claims or rights in excess of $10,000;

          (i) Sold, transferred or otherwise disposed of any of its properties or assets in excess of $10,000 (real, personal or mixed, tangible or intangible);

          (j) Disposed of or permitted to lapse any rights to the use of any Patent or Trade Name necessary to permit Sargent to conduct its business or develop its products, or disposed of or disclosed to any person, other than representatives of LACD, any Proprietary Information or Technical Information not theretofore a matter of public knowledge necessary to permit Sargent to conduct its business or develop its products;

          (k) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) other than in the ordinary course of business and consistent with past practice, or any increase in the compensation (including, without limitation, salary and bonus) payable or to become payable to any officer or key employee;

          (l) Made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $10,000 for additions to property, plant, equipment or intangible capital assets;

          (m) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Sargent;

          (n) Made any change in any method of accounting or accounting practice;

          (o) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any "Affiliate" or "Associate" of Sargent as such terms are defined in Rule 405 promulgated by the Commission under the Securities Act, or any officer, director or stockholder of Sargent (collectively, "Affiliates" or individually, an "Affiliate");

          (p) Made any gifts, or sold, transferred or exchanged any property of any material value for less than the fair value thereof;

          (q) Suffered any material casualty loss or damage (whether or not covered by insurance); or

          (r) Agreed, whether in writing or otherwise, to take any action described in this Section 2.11.

    Section 2.12 PLANT AND EQUIPMENT. The material plants, buildings, fixtures, structures and equipment owned, leased or used by Sargent are in good operating condition and repair, ordinary wear and tear excepted, are adequate for the uses to which they are being put. Included in Schedule 2.12 hereto is an accurate and complete list of all of the fixed assets of Sargent with a value in excess of $1,000.

    Section 2.13 LEASES. Schedule 2.13 hereto is an accurate and complete list of all leases pursuant to which Sargent leases real property or any material item of personal property. A true and correct copy of each such lease has been delivered to LACD, and no changes have been made thereto since the date of delivery. Except as set forth in Schedule 2.13 hereto, each such lease is valid and in full force and effect, there are no existing material defaults by Sargent thereunder, and, to the best knowledge of Sargent, no event has occurred which (with notice, lapse of time or both) would constitute a default thereunder by any party. Except as set forth on Schedule 2.13 hereto, Sargent is presently in compliance in all material respects with all laws, rules, regulations and ordinances relating to zoning and land use restrictions which are applicable to any portion of the land subject to the real property leases set forth in Schedule 2.13 hereto. Except as set forth on Schedule 2.13 hereto, no consent is required from the lessor under any lease of real or personal property listed on Schedule 2.13 prior to the consummation of the transactions contemplated hereby.

    Section 2.14 TAX RETURNS. Schedule 2.14 hereto are true and correct copies of Sargent's Tax Returns and Statements (as defined herein). Except as set forth in Sargent's Tax Returns and

Statements, Sargent has: (a) filed or has caused to be filed all federal, state and local and all material foreign, territorial, franchise, income, sales, gross receipts and all other tax returns and statements required to be filed by Sargent or on its behalf and which were due prior to the date of this Agreement (the "Tax Returns and Statements"); (b) paid within the time and in the manner prescribed by law all Taxes (as defined below), due for all periods ending on or prior to the date of this Agreement, except with respect to Taxes which are immaterial in amount and the failure to so pay or file would not result in material penalties and would not have a Material Adverse Effect; and (c) established adequate reserves for the payment of all unpaid Taxes as of the date of the Sargent Financial Statements. The Tax Returns and Statements are true, complete and accurate, in all material respects. Since January 31, 1996, no tax assessment or deficiency has been made against Sargent nor has any notice been given of any actual or proposed assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside. Except as set forth in such Tax Returns and Statements, the Tax Returns and Statements are not presently, nor have they since Sargent's inception been, the subject of any audit or other administrative or court proceeding by any federal, territorial, state, local or foreign governmental agency. Sargent has not received any notice that any of the Tax Returns and Statements is now being or will be examined or audited, and no consents extending any applicable statute of limitations have been filed.

    For purposes of this Agreement, "Taxes" shall mean any and all taxes, payroll and employment related taxes, levies, assessments, charges or other fees, together with any interest, penalties or other additions, imposed by any governmental authority upon Sargent.

    Section 2.15  TRANSACTIONS WITH AFFILIATES.  Except as set forth on
Schedule 2.15 hereto, no Affiliate of Sargent has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other agreement to which Sargent is a party, or any interest in any competitor, supplier or customer of Sargent. Except as set forth item by item on Schedule
2.15 hereto, and except for loans made after the date of this Agreement by Affiliates to Sargent from time to time for working capital at interest rates not more than market rates in the aggregate amount not to exceed $500,000 per month ("Affiliate Working Capital Loans"), Sargent is not indebted, directly or indirectly, to any Affiliate of Sargent, for any liability or obligation, whether arising by reason of stock ownership, contract, oral or written agreement or otherwise. No Affiliate is indebted, directly or indirectly, to Sargent. Schedule 2.15 is a complete and accurate list of all employees of Sargent owing more than $5,000 in principal (provided that the aggregate principal amount owed by employees to Sargent not set forth on Schedule 2.15 shall not exceed $25,000) plus accrued interest, to Sargent, other than travel or other employee advances (not exceeding $1,000 to any one person) in the ordinary course of business, setting forth the amounts owed, the applicable interest rates, a description of the security and the maturity dates of all such debts.

    Except as set forth on Schedule 2.15 hereto, no Affiliate: (a) is a party to any contract or arrangement with Sargent pursuant to which it directly provides material services to Sargent; or (b) is a party to any contract or arrangement with a third party, to which Sargent is not a party, but under which Sargent receives any material amount of goods or services from said third party. Except as set forth on Schedule 2.15 hereto, all goods and services provided to Sargent by any of its Affiliates and all goods and services provided to any of its Affiliates by Sargent, at any time since Sargent's inception have been charged to the recipient at a price that would have been acceptable to an unrelated third party receiving such goods and services in an arm's-length transaction with the provider.

    Section 2.16  CONTRACTS AND COMMITMENTS.  Except as set forth on Schedule
2.16:

          (a) Sargent has not entered into any outstanding agreements, contracts or commitments or restrictions which, individually or in the aggregate, are material to its business, operations or prospects, or which require the making of any charitable contribution;

          (b) No purchase contracts or commitments of Sargent continue for a period of more than 30 days or are in excess of the normal, ordinary and usual requirements of its business or, to the best knowledge of Sargent, at any excessive price;

         (c) Sargent has not entered into any contracts or commitments pursuant to which Sargent is, as of the date hereof, required to obtain or maintain, on behalf of itself or any of its directors, officers or employees, any facility or personnel security clearances from the U.S. Department of Defense or any other agency of the U.S. Government;

          (d) There are no outstanding sales contracts, purchase orders, commitments or proposals of Sargent which continue for a period of more than 30 days or will likely result in any loss to Sargent upon completion or performance thereof;

          (e) Sargent has not entered into any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives or suppliers that are not cancelable by either of them on notice of not longer than 30 days and without liability, penalty or premium, or any agreement or arrangements providing for the payment of any bonus or commission based on sales or earnings;

          (f) Sargent has not entered into any outstanding employment agreement, or any other outstanding agreement that contains any severance or termination pay liabilities or obligations;

          (g) Sargent is not a party to any collective bargaining agreement or other contract or agreement with any labor organization;

          (h) Sargent is not restricted by agreement from carrying on its business anywhere in the world;

          (i) Sargent has not incurred any outstanding debt obligation for borrowed money, including guarantees of or agree-ments to acquire any such debt obligation of others other than as reflected on the Sargent Financial Statements;

          (j) Sargent is not a party to any contract, subcontract or agreement with the U.S. Government or any agency or instrumentality thereof, or with any territorial or state government or any agency or instrumentality thereof; and

          (k) Sargent has not entered into any outstanding loan with or to any person other than (i) as reflected on the Sargent Financial Statements, (ii) for amounts not more than $5,000 to any individual and $25,000 in the aggregate, and
(iii) Affiliate Working Capital Loans.

    Section 2.17 COMPLIANCE WITH CONTRACTS; DELIVERY OF CERTAIN CONTRACTS. Sargent is not in default under any material contract, commitment, obligation or agreement, including, without limitation, those listed in Schedules 2.13, 2.16 and 2.30 hereto, except for those which would not have a Material Adverse Effect, and no act or omission by Sargent has occurred which, with notice or lapse of time or both, would constitute such a default under any term or provision of any such contract or agreement. Each of the agreements referred to in Schedules 2.13, 2.16 and 2.30 hereto is valid and in full force and effect. To the best knowledge of Sargent, no party is in default under any agreement referred to in Schedules 2.13, 2.16 and 2.30 hereto, and to the best knowledge of Sargent, no act or omission has occurred by any party which, with notice, lapse of time or both, would constitute such a default under any term or provision thereof. Sargent has previously delivered to LACD a true and correct copy of each agreement, contract, commitment or restriction listed on Schedules 2.13, 2.16 and 2.30 hereto, including all amendments and modifications thereof.

    Section 2.18 INSURANCE. Schedule 2.18 contains an accurate and true description of all existing policies of fire, liability, worker's compensation and all other forms of insurance owned or held by, or covering the business, properties or assets of, Sargent. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by Sargent with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth on Schedule 2.18 without additional premiums being paid or properly accrued as an additional liability. Schedule 2.18 also: (a) describes all product liability claims made since the inception of Sargent, and all other claims (except medical and dental) pending or made since the inception of Sargent under such insurance policies; and (b) identifies all types of insurable risks which Sargent and its Board of Directors has designated as being self insured. Except as set forth in Schedule 2.18, Sargent has not been turned down at any time since the inception of Sargent for any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three (3) years.

    Section 2.19  LABOR DIFFICULTIES.  Except to the extent set forth in
Schedule 2.19:

          (a) To the best knowledge of Sargent, no employee of SARGENT is in violation of, or has threatened any violation of, any material term of any employment contract or any other contract or agreement relating to the relationship of such employee with Sargent or any other party, including any employee handbook and/or personnel policy manual of Sargent except for violations which would not, individually or in the aggregate, have a Material Adverse Effect;

          (b) Sargent has complied in all material respects with each and every term, provision, section and part of any written employment contract or agreement, including any employee handbook and/or personnel policy manual, that Sargent has or has had with any individual who has performed work for Sargent;

          (c) There is no unfair labor practice charge or similar charge, complaint, allegation or other process or claim pending or, to the best knowledge of Sargent, threatened against Sargent before the National Labor Relations Board (the "NLRB") or any other federal, territorial, state or local governmental agency or other entity;

         (d) There is no labor dispute, strike, slowdown, work stoppage or other job action pending or, to the best knowledge of Sargent, threatened against or otherwise affecting Sargent;

          (e) No petition for election or similar charge, complaint, allegation or other process or claim is pending or, to the best knowledge of Sargent, threatened against Sargent before the NLRB, any region of the NLRB, or any other federal, territorial, state or local governmental agency or other entity, and no organizing campaign or other effort is underway or, to the best knowledge of Sargent, threatened by any labor organization to organize any employees of Sargent;

          (f) Sargent has not experienced any labor dispute, strike, slowdown, work stoppage, or other job action since its inception; and

          (g) There is not pending or, to the best knowledge of Sargent, threatened against Sargent any complaint, charge, allegation or other process or claim whatsoever, other than those which would not, individually or in the aggregate, have a Material Adverse Effect: (i) alleging any violation of the Occupational Safety and Health Act or any other federal, territorial, state or local law governing health and/or safety in the workplace; (ii) seeking compensation, benefits and/or penalties pursuant to any Workers' Compensation Act or similar law; (iii) seeking any compensation or benefits pursuant to any Unemployment Insurance Act or similar law; (iv) alleging any violation of the Immigration Reform and Control Act of 1986 or any similar law; (v) alleging any violation of the Fair Labor Standards Act or any other federal, territorial, state or local law governing wage and/or hour issues; (vi) alleging any violation of any federal, territorial, state or local child labor law; and/or
(vii) alleging any other federal, territorial, state or local law relating to or governing employment or labor matters.

    Section 2.20  LITIGATION.  Except as set forth in Schedule 2.20 hereto:

          (a) there is no pending or, to the best knowledge of Sargent, threatened complaint, charge, claim, action, suit or arbitration proceeding before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency against, relating to or affecting (i) Sargent or any director, officer, agent or employee thereof in his or her capacity as such, (ii) the assets, properties or business of Sargent, or (iii) the transactions contemplated by this Agreement, nor, to the best knowledge of Sargent, is there any basis for any such complaint, charge, claim, action, suit, arbitration proceeding, investigation or inquiry which could have an adverse effect on the assets, property, business or prospects of Sargent;

         (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting Sargent or, to the best knowledge of Sargent, any officer, director, employee or agent thereof from conducting or engaging in any aspect of the business of Sargent, or requiring Sargent or, to the best knowledge of Sargent, any officer, director, employee or agent thereof to take certain action with respect to any aspect of the business of Sargent which could reasonably be anticipated to have a Material Adverse Effect; and

          (c) Sargent is not in violation of or default under any applicable order, judgment, writ, injunction or decree of any federal, territorial, state, municipal, foreign or other court or regulatory authority.

    Section 2.21 NO CONDEMNATION OR EXPROPRIATION. Neither the whole nor any portion of the leaseholds or any other assets of Sargent is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of Sargent, has any such condemnation, expropriation or taking been proposed.

    Section 2.22 COMPLIANCE WITH LAW. The operations of Sargent have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof having jurisdiction over Sargent, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters, except as disclosed in Schedule
2.22 hereto and except for violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 2.22, neither Sargent has not received any notification since its inception of any asserted present or past failure by Sargent to comply with such laws, regulations, ordinances or requirements. Sargent has all permits, authorizations and consents necessary for the operation of its business except for those which the failure to have would not, individually or in the aggregate, have a Material Adverse Effect.

    Section 2.23  ENVIRONMENTAL COMPLIANCE.

          Except as disclosed in Schedule 2.23 hereto:

         (a) Sargent has obtained, and is in full compliance with, all material permits, licenses or other authorizations which are required under any Hazardous Materials Law for the operations of the business of Sargent;

          (b) Sargent is not aware of any material past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent continued compliance by Sargent with, any Hazardous Materials Law, or which may give rise to Loss to Sargent based on or related to any Hazardous Materials Law;

         (c) Sargent has not entered into any agreement with any governmental authority or agency, or with any private entity, including, but not limited to, any prior owners of Premises, relating in any way to violation of any Hazardous Materials Law, or to the presence, release, threat of release, disposal, placement on, under or about any Premises of Hazardous Substances;

         (d) Sargent has not discovered or caused, and to the best of Sargent's knowledge, no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on the Premises, on property formerly owned, operated or leased by Sargent or on the property of any third party;

         (e) Sargent has not discovered, and to the best of Sargent's knowledge, no other person has discovered, any occurrence or condition on the Premises or on any real property in the vicinity of the Premises, which could cause the Premises to be subject to any restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Law;

         (f) Sargent has not manufactured, stored or disposed of Hazardous Substances at any location, including, without limitation, any disposal which was in compliance with any Hazardous Materials Law;

         (g) Sargent does not use or maintain any underground storage tanks or surface impoundments on the Premises and, to the best knowledge of Sargent, no underground storage tanks or surface impoundments are now, or ever have been, located on the Premises; and

         (h) Sargent has not received notice of any lien in favor of any governmental authority for: (i) any liability under any Hazardous Materials Law; or (ii) damages arising from or costs incurred by such governmental authority in response to a release of Hazardous Substances into the environment, nor has any such lien ever been filed or attached to the Premises.

    Section 2.24  EMPLOYEE BENEFITS.

          (a) Except for the plans, agreements, arrangements and practices set forth in Schedule 2.24 hereto (collectively, the "Employment Plans"), neither Sargent, nor any Affiliate, maintains or contributes to, or is obligated or required to contribute to, any bonus, deferred compensation, severance or termination pay, pension, profit sharing, stock purchase, stock grant, stock option, group life insurance, health care, hospitalization insurance, disability, retirement or any other employee benefit or fringe benefit plan, agreement, arrangement or practice, whether formal or informal and whether legally binding or not, which covers employees of Sargent. Neither Sargent nor any Affiliate has any commitment, whether formal or informal and whether legally binding or not, to create or contribute to any additional such plan.

          (b) Each Employment Plan, including each Employment Plan which is an "employee pension benefit plan," as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Pension Plans"), or an "employee welfare benefit plan," as such term is defined in Section 3(l) of ERISA (the "Welfare Plans"), in all respects conforms to, and is and has been operated in compliance with, applicable law, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

          (c) Neither Sargent nor any Affiliate, nor any of the Pension Plans, nor any of the Welfare Plans nor any trust created thereunder, nor, to the best knowledge of Sargent, any trustee or administrator thereof, has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) which might subject Sargent to any material liability or civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          (d) Full payment has been duly made or reserved for by Sargent of all amounts that Sargent or any Affiliate is required under the terms of all Employment Plans to pay as contributions to such Employment Plans, with respect to employees of Sargent covered by such Plans, on or prior to the Closing Date.

          (e) None of the Pension Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA.

          (f) Neither Sargent nor any Affiliate nor, to the best knowledge of Sargent, any administrator or fiduciary of any Pension Plan or Welfare Plan has engaged in any transaction or acted or failed to act in a manner which could subject Sargent to any liability for a breach of fiduciary duty under ERISA.

         (g) Neither Sargent nor any Employment Plan is obligated to make payment of post-retirement life, accidental death, medical or disability insurance benefits of any type, excluding for this purpose the provision of any such benefits as a result of an individuals exercise of his or her conversion rights under the Consolidated Omnibus Budget Reconciliation Act of 1986, to, or with respect to, any former employee of Sargent.

         (h) True and complete copies of each of the following documents have been delivered to LACD: (i) each Welfare Plan and each Pension Plan, related trust agreements, annuity contracts, or other funding instruments; (ii) each Employment Plan and complete descriptions of any such plans that are not in writing; (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan; (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan and each Pension Plan for the two most recent plan years; and (v) actuarial reports, consisting of the Schedule B and attachments to the Form 5500 Series prepared for the last two plan years for each Pension Plan.

    Section 2.25 ABSENCE OF QUESTIONABLE PAYMENTS. Neither Sargent nor, to the best knowledge of Sargent, any of each of its directors, officers, agents, employees or other persons acting on its behalf or for its benefit has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds for such purpose. Neither Sargent nor, to the best knowledge of Sargent, any of each of its directors, officers, agents, employees or other persons acting on its behalf or for its benefit has accepted or received any unlawful contributions, payments, gifts or expenditures.

    Section 2.26 PERSONNEL. Schedule 2.26 hereto is a true and complete list of the wage rates for all non-salaried and salaried employees of Sargent by classification.

    Section 2.27  REAL PROPERTY HOLDING CORPORATION.  Sargent is not a U.S.
Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

    Section 2.28 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by Sargent contained in this Agreement or in respect of the exhibits, schedules or documents delivered to LACD by Sargent and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Sargent pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by Sargent to LACD.

    Section 2.29 TITLE TO PATENTS AND TRADE NAMES. Sargent has good and marketable title to the Patents set forth in Schedule 2.29(a) and Trade Names set forth in Schedule 2.29(b), free and clear of any lien, mortgage, charge, security interest, pledge or other encumbrance or other adverse claim or interest of any nature. Sargent is the sole and exclusive owner of the Patents and Trade Names, the issued or granted Patents are valid, and in full force and effect as of the Closing Date. Sargent is the party named in the Patents and is the party who made, or caused to be made, the application for the letters of patents. Sargent has the right and power to assign each of its Patents and Trade Names and made no prior transfer, sale or assignment of all or any part of the Patents and Trade Names and the exploitation of the Patents and Trade Names do not and will not infringe the rights granted to any other person by any United States or other patent or proprietary interest of any kind or nature. Sargent further represents and warrants that the Patents and Trade Names constitute all of Sargent's rights and interests in, and Sargent has not transferred or conveyed to any other person or entity any right or interest in, any patents, patents pending, industrial designs, utility models and applications for patent and method of use or manufacture and any patents issued thereon and any continuations or reissues thereof, including any continuation-in-part or divisional patent application thereof, and all foreign counterparts and extensions thereof, and all of the Technical Information and Proprietary Information or improvements thereto in existence on the date hereof or thereafter developed, including, but not limited to all information contained in all pending patent applications or patents, that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of all products and services related to the business of Sargent.

    Section 2.30 REAL PROPERTIES. Schedule 2.30 hereto is an accurate and complete list of all real property owned by Sargent, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real property.

  Section 2.31 TITLE AND RELATED MATTERS. Sargent has good and marketable title to and is the sole and exclusive owner of all of its material properties, inventory, interests in properties and assets, real and personal, Patent copyrights, trademarks, service marks and Trade Names (collectively, the "Sargent Assets") which are reflected in the most recent Sargent balance sheet and the Sargent Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not, and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Sargent Schedules. Except as set forth in the Sargent Schedules, Sargent owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Sargent's business. Except as set forth in the Sargent Schedules, no third party has any right to, and Sargent has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the business, operations or financial condition of Sargent or any material portion of its properties, assets or rights.

    Section 2.32 TITLE TO THE EXCHANGED SARGENT STOCK. Upon delivery to the LACD Stockholders of the certificates described in Section 3.3 of this Agreement, the LACD Stockholders will receive good and marketable title to the Exchanged Sargent Stock, all of the Exchanged Sargent Stock shall be received by the LACD Stockholders as validly issued, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement).

    Section 2.33 CERTAIN ASSETS AND LIABILITIES OF SARGENT. At the Closing the financial condition of Sargent shall be as follows:

         (a) Sargent shall have no less than $50,000 of readily available cash on hand, total assets of no less than $2,000,000 and total liabilities of no more than $900,000.

         (b) the only debts and accounts payable of Sargent (including
Sargent's costs for professional services in connection with the reorganization) which remain unpaid at the Closing shall be the amounts listed below less any payments made by Sargent Potato Corporation between the date first appearing above and the Closing Date of that certain Agreement for the Purchase and Sales of Asset (Warehouse), as more fully set forth in Schedule 2.33, Item 5:

              (i) mortgage liens on the Warehouse (defined below), totalling no more than $228,195;

              (ii) accounts payable totalling no more than  $62,900 (See
Schedule 2.33, Item 5 and Schedule 2.10);

              (iii) settlement agreement with Medica Financial Corporation with a balance owing of no more than $31,000;

              (iv) settlement with the Internal Revenue Service of no more than $50,712;

              (v) settlement with Seaboard Surety Company totalling $110,000 (See Schedule 2.11, Item 2.11 [e]); and

              (vi) that certain lease known as M&I\Reicam Lease for 2 X Self-Propelled Potato Harvesters, totalling approximately $228,000, and whose current payment schedule is $57,000 on December 15, 1996, $57,000 on March 15, 1997, $57,000 on December 15, 1997 and $57,000 on March 15, 1998.

         (c) That Sargent shall have an unencumbered net cash available to be used in the operations of LACD, following the closing of the reorganization, of $1,250,000. That amount shall be deemed to consist of:

              (i) the cash on hand in Sargent at the Closing in the approximate amount of $50,000;

              (ii) the loan previously made to LACD in the amount of $300,000;

              (iii) the repayment of certain debts by the Messick's or their affiliates to Sargent in the amount of at least $182,947 (less the approximate amount of $50,713 payable by Sargent to the Internal Revenue Service from such amount) (See Schedule 2.33 Item 1 and Schedule 2.33.2, Items 1 and 2);

              (iv) the payment of certain other amounts to Sargent from the Messick's or their affiliates in the amount of $79,000 (See Schedule 2.33, Item 3 and Schedule 2.33, Item 6);

              (v) net receipts to be received by Sargent from the sale of the Warehouse of no less than $651,428, less those items within the Work Sheets 4.0 (See Schedule 2.33, Item 5) (which presumes the assumption of the liability of Sargent for that certain potato harvesting equipment referred to in the Joint Venture Agreement in the form attached hereto as Schedule 2.33.1 between Sargent on the one hand and Vern Tharp and Doug Nutt on the other hand).
              (vi) $25,000 from sale of assets to the Messicks under one of the Messick agreements (defined below);;

              (vii) Two (2) months rent ($30,334) on the warehouse (May and June;

              (viii) Value of shares returned by Seaboard Financial pursuant to settlement, in the amount of $4,404; and

              (ix)    Options purchased from Sargent totaling $40,500.

         (d) certain stockholders of Sargent (the "Messicks") shall enter into the following contracts with Sargent, Escrow Agreement, Agreement for the Purchase and Sale of Assets, Option to Sell Agreement, Agreement to Terminate Voting Trust, Agreement to related Issues and Addendum to Agreement to Related Issues, in the forms attached hereto as Schedule 2.33.2 (collectively, the "Messick Agreements"), by which Messick Agreements, the Messicks shall, INTER ALIA, purchase from Sargent certain assets and that certain warehouse (the "Warehouse") currently listed on the Sargent Financial Statements, the purchase of which Warehouse shall close according to the terms of that certain Option to Sell Agreement attached hereto as Schedule 2.33.2 (the "Warehouse Closing Date"). The proceeds from the sale of the Warehouse shall be in an amount such that Sargent shall receive, on the Warehouse Closing Date, no less than $687,000 of cash, net of any debts, liens, mortgages and closing costs that Sargent may have relating specifically to the Warehouse as of the Warehouse Closing Date.

    Section 2.34 COMPLIANCE WITH EXCHANGE ACT. As of the Closing, Sargent shall be current in all filings required to be tendered to the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). LACD has heretofore been furnished with true, complete and correct copies of the following: (a) Sargent's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1995, as filed with the Commission; (b) Sargent's Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 1996, as filed with the Commission; and (c) all other reports or registration statements filed by Sargent with the Commission since January 31, 1996 (collectively, the "Commission Filings"). Since January 31, 1996, Sargent has filed all reports, registration statements and other documents required to be filed by it under the Exchange Act. The Commission Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. None of such forms, reports and statements, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, or declared or it became effective, as the case may be, contained, or now contains, and at the Closing Date will contain, an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Section 2.35 Sargent Schedules. Sargent shall cause the Sargent Schedules and the instruments to be delivered by Sargent hereunder to be updated after the date hereof up to and including the Closing Date.

                                     ARTICLE III

                               PLAN OF REORGANIZATION

    Section 3.1 PLAN OF REORGANIZATION. As a result of and immediately upon the completion of the transactions contemplated by this Agreement: (a) the LACD Stockholders shall own 4,234,128 shares of Exchanged Sargent Stock, and (b) Sargent shall own 1,000 shares of Exchanged LACD Stock, which shall constitute 100% of the issued and outstanding LACD Common Stock. The transactions contemplated by this Agreement are intended to qualify as a tax-free corporate reorganization under Section 368(a)(1)B of the Internal Revenue Code of 1986, as amended.

    Section 3.2 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), prior to which the consummation of the transactions contemplated hereby may not be effectuated. Such Closing shall take place at a mutually agreeable time and place.

    Section 3.3 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. However, in no event shall the Closing occur without the satisfaction or waiver of the conditions set forth in Sections 5 and 6 of this Agreement.

    Section 3.4  TERMINATION.

    (a) This Agreement may be terminated by the board of directors of either Sargent or LACD at any time prior to the Closing Date if:

         (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such boards of directors, made in good faith and based on the advice of their legal counsel, makes it inadvisable to proceed with the merger and consolidation contemplated by this Agreement; or

         (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such boards of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the merger and consolidation.

    In the event of termination pursuant to this paragraph (a) of Section 3.4, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

    (b) This Agreement may be terminated at any time prior to the Closing Date by action of the boards of directors of Sargent if LACD shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of LACD contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of Section 3.7, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder; and

    (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of LACD if Sargent shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Sargent contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.7, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

    Section 3.5 DIRECTORS OF SARGENT AND LACD. At the Closing, each of the boards of directors of Sargent and LACD shall consist of three (3) directors. Each of the directors shall hold office until his or her successors shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal. The names of these directors shall be as follows:
Victor Gura, M.D., Avraham H. Uncyk, M.D. and Ronald P. Lang, M.D.

    Section 3.6 OFFICERS OF SARGENT AND LACD. At the Closing, the names of the officers of Sargent and LACD who shall hold office subject to the Bylaws of each of Sargent and LACD shall be as follows: Victor Gura, M.D., Avraham H. Uncyk, M.D. and Ronald P. Lang, M.D.

    Section 3.7 ADDITIONAL EXCHANGED SARGENT STOCK AND WARRANTS. (a) In addition to the Exchanged Sargent Stock to be issued to the LACD Stockholders pursuant to Section 3.3 of this Agreement, for no additional consideration, Sargent shall issue an additional 4,210,644 shares of Sargent Common Stock (the "Additional Exchanged Sargent Stock") and certificates reflecting warrants to purchase 500,000 shares of Sargent Common Stock, the form of which warrant certificates shall be attached hereto as Schedule 3.3, which shall be exercisable for a period of 36 months from the Closing Date (the "Additional Exchanged Sargent Warrants") at an exercise price of $3.50 per share (the Additional Exchanged Sargent Stock, the shares of Sargent Common Stock underlying the Additional Exchanged Sargent Warrants and the Exchanged Sargent Stock are collectively referred to herein as the "Combined Exchanged Sargent Stock") in the event that:

         (i)(A) the annual pre-tax earnings from operations of Sargent at the end of the fiscal year ending December 31, 1996 shall equal or exceed $2,000,000 (exclusive of (1) fees and costs related to the Closing of the transactions contemplated by this Agreement, and (2) any loss recognized by Sargent from the sale of the Warehouse, as set forth in Section 2.33, for less than the value of the Warehouse, as reflected in the most recent Sargent Financial Statements), and (B) the Sargent Common Stock shall have a closing bid price in excess of $3.00 per share on a national exchange, in a national market system or in the over-the-counter market for any consecutive thirty (30) day period; or

         (ii) the annual pre-tax earnings from operations of Sargent at the end of the fiscal year ending December 31, 1997 or any fiscal year ending December 31 thereafter during the four (4) year period ending December 31, 2001 shall equal or exceed $2,000,000.

    (b) If the outstanding shares of Sargent Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or a dividend in Sargent Common Stock or other securities of Sargent convertible or exchangeable for Common Stock (in which latter event the number of shares of Sargent Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the Sargent Common Stock, the number of shares of Additional Exchanged Sargent Stock shall be proportionately increased or decreased, as the case may be, to reflect any such adjustments in the outstanding shares of Sargent Common Stock.

    Section 3.8 STOCK OPTIONS TO EMPLOYEES AND CONSULTANTS. The parties agree that, upon the Closing Date, Sargent has options (the "Sargent Options") to issue up to 500,000 shares of Sargent Common Stock (the "Option Stock") to certain employees and consultants of Sargent as compensation for BONA FIDE services rendered to Sargent prior to the Closing Date, which services are or were not in connection with the offer or sale of securities in a capital-raising transaction. The Option Stock shall have the registration rights set forth in
Section 4.8.3 of this Agreement.

                                      ARTICLE IV

                                  SPECIAL COVENANTS

    Section 4.1 ACCESS TO PROPERTIES AND RECORDS. Sargent, and LACD will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Sargent, and LACD, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Sargent, and LACD, as the case may be, as the other shall from time to time reasonably request.

  Section 4.2 AVAILABILITY OF RULE 144. Each of the parties acknowledge that the Exchanged Sargent Stock to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. Sargent is under no obligation, except as set forth herein, to register such shares under the Securities Act. Notwithstanding the foregoing, however, Sargent will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding Sargent so as to make available to the stockholders of Sargent the provisions of Rule 144 pursuant to subparagraph (c)(1) thereof; and
(b) within ten (10) days of any written request of any stockholder of Sargent, Sargent will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of Sargent holding restricted securities of Sargent as of the date of this Agreement, and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

    Section 4.3 INFORMATION FOR SARGENT REGISTRATION STATEMENT AND PUBLIC REPORTS. LACD and the LACD Stockholders will furnish Sargent with all information concerning LACD and the LACD Stockholders, including all financial statements, required for inclusion in any registration statement or public report required to be filed by Sargent pursuant to the Securities Act, the Exchange Act or any other applicable federal or state law. LACD represents and warrants to Sargent that, to the best of its knowledge and belief, all information so furnished for either such registration statement or other public release by Sargent, including the financial statements described in Section 1.9, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

  Section 4.4 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE EXCHANGED SARGENT STOCK. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged Sargent Stock to the LACD Stockholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the LACD Stockholders acquire such securities.

   Section 4.5 THIRD PARTY CONSENTS. Sargent and LACD agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

    Section 4.6  ACTIONS PRIOR TO CLOSING.

  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Sargent or LACD Schedules or as permitted or contemplated by this Agreement, Sargent, and LACD, respectively, will each:

         (i) carry on its business in substantially the same manner as it has heretofore;

         (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

         (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

         (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

         (v) use its reasonable commercial efforts to maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

         (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

    (b) From and after the date of this Agreement until the Closing Date, neither Sargent nor LACD will:

         (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

         (ii) take any action described in Section 1.11 in the case of LACD, or in Section 2.11, in the case of Sargent (all except as permitted therein or as disclosed in the applicable party's schedules); or

         (iii) enter into or amend any contract, agreement or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement or other instrument in the ordinary course of business involving the sale of goods or services.

  Section 4.7  INDEMNIFICATION.

    (a) LACD hereby agrees to indemnify Sargent and each of the officers and directors of Sargent as of the date of execution of this Agreement and as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

    (b) Sargent hereby agrees to indemnify LACD and each of the officers and directors of LACD as of the date of execution of this Agreement and as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this Paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

    Section 4.8  REGISTRATION RIGHTS.

    4.8.1 DEMAND REGISTRATIONS. (a) GENERAL. During the period commencing six (6) months from the date that the Sargent Common Stock shall be listed for trading on a national exchange, in a national market system or in the NASDAQ Small-Cap Market (the "Demand Registration Period"), the LACD Stockholders shall have the right, upon the written request of the LACD Stockholders who hold a number of shares of Sargent Common Stock equal to no less than five percent (5%) of the Exchanged Sargent Stock, that Sargent effect three (3) registrations of the Combined Exchanged Sargent Stock, under and pursuant to the Securities Act, owned by such holders and specifying the intended method of disposition thereof. Sargent shall give prompt written notice (in any event within ten (10) business days after its receipt of notice of any exercise of a Demand Registration) to the other holders of Combined Exchanged Sargent Stock of its intention to effect such a registration and shall use its best efforts to include in such registration all of the Combined Exchanged Sargent Stock with respect to which Sargent receives from any of such holders a written request for inclusion therein within fifteen (15) days after the stockholder's receipt of Sargent's notice, which request shall specify the number of the shares of Combined Exchanged Sargent Stock to be disposed of by the requesting holder and the intended method of disposition thereof. All registrations requested pursuant to this Section 4.8.1(a) are referred to herein as "Demand Registrations."

         (b) NUMBER OF DEMAND REGISTRATIONS. Subject to the provisions of
Section 4.8.1(a), the holders of the shares of Combined Exchanged Sargent Stock shall be entitled, collectively, to request three (3) of Demand Registrations during the Demand Registration Period. Transferees of the Combined Exchanged Sargent Stock, other than such persons who shall have been issued the Exchanged Sargent Stock pursuant to the terms of this Agreement, shall not have the right to participate in any such registration statement and shall not be entitled to exercise any of the rights provided for in this Section 4.8.

         (c) REGISTRATION OF OTHER SECURITIES. Whenever Sargent shall effect a Demand Registration pursuant to Section 4.8.1(a) in connection with an underwritten offering by the holders of the Combined Exchanged Sargent Stock, no securities other than the Combined Exchanged Sargent Stock shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised Sargent in writing that the inclusion of such other securities would not adversely affect such offering or
(ii) such holders of Combined Exchanged Sargent Stock to be registered therein shall have consented in writing to the inclusion of such other securities.

         (d) REGISTRATION STATEMENT FORM. A Demand Registration shall be on such appropriate registration form of the Commission (i) as shall be selected by Sargent and shall be acceptable to the requesting holder and (ii) as shall permit the disposition of such Combined Exchanged Sargent Stock in accordance with the intended method or methods of disposition specified in the request for such registration. Sargent agrees to include in any such registration statement all information that, in the opinion of counsel to the holder so requesting registration, or counsel to Sargent, is required to be included.

         (e) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to Section 4.8.1(a) shall not be deemed to have been effected and will not be considered one of the Demand Registrations which may be requested pursuant to this Agreement if (i) a registration statement with respect thereto has not become effective or if the request for the Demand Registration is withdrawn prior to effectiveness, (ii) after it has become effective, it does not remain effective for a period of at least 180 days (unless the stock registered thereunder have been sold or disposed of prior to the expiration of such 180-day period) or such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and has not thereafter become effective, or (iii) the conditions to closing specified in any underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of the failure or refusal of the holder(s) of Combined Exchanged Sargent Stock being sold to satisfy or perform a condition to such closing. In any event, Sargent shall pay all Registration Expenses (as defined herein) in connection with any such registration initiated but not so effected.

         (f) PRIORITY ON DEMAND REGISTRATIONS. In the event that the managing underwriters of a requested Demand Registration advise Sargent in writing that in their opinion the number of shares of Combined Exchanged Sargent Stock proposed to be included in any such registration exceeds the number of securities which can be sold in such offering, Sargent shall include in such registration only the number of shares of Combined Exchanged Sargent Stock (PRO RATA in accordance with the number of shares of Combined Exchanged Sargent Stock requested by each holder to be included in such registration) which in the opinion of such underwriters can be sold.

         (g) PERMITTED INTERRUPTIONS. Sargent may postpone (such postponement is referred to herein as a "Permitted Interruption") for a reasonable period of time (not to exceed 90 days, which may not thereafter be extended) the filing or the effectiveness of a registration statement for a Demand Registration if, at the time it receives a request for such registration (i) Sargent is engaged in any active program for repurchase of Sargent Common Stock and furnishes an Officer's Certificate to that effect, (ii) Sargent is conducting or about to conduct an offering of Sargent Common Stock and Sargent is advised by the investment banker engaged by Sargent to manage such offering that such offering would be affected adversely by the registration so demanded and Sargent furnishes an Officer's Certificate to that effect, or (iii) the board of directors of Sargent shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, acquisition, sale of assets, recapitalization or other similar corporate action of Sargent and Sargent furnishes an Officer's Certificate to that effect. After such Permitted Interruption Sargent shall effect such registration as promptly as practicable without further request unless such request has been withdrawn.

         (h) SELECTION OF UNDERWRITERS. The holder of Combined Exchanged Sargent Stock requesting registration shall have the right to select such investment banker(s) as shall be reasonably acceptable to Sargent to administer the offering for which a Demand Registration is requested. Such holder(s) shall, in its (their) sole discretion, negotiate the terms of the underwriters' fees and expenses, the underwriting discount and commission and the transfer taxes to be paid by such holder.

    4.8.2. PIGGYBACK REGISTRATIONS. (a) GENERAL. Whenever Sargent proposes to register any shares of Sargent common stock under the Securities Act (other than a registrations on Form 10 or solely for shares to be issued in connection with any employee benefit plan or a merger, consolidation or other business combination registered on Form S-4, or any successor form thereto) and the registration form to be used may be used for the registration of Combined Exchanged Sargent Stock (a "Piggyback Registration"), Sargent shall give prompt written notice (in any event within ten (10) business days after its receipt of notice of any exercise of other registration rights) to the holder of Combined Exchanged Sargent Stock of its intention to effect such a registration and shall use its best efforts to include in such registration all of the Combined Exchanged Sargent Stock with respect to which Sargent receives from any of such holders a written request for inclusion therein within fifteen (15) days after the stockholder's receipt of Sargent's notice, which request shall specify the number of the shares of Combined Exchanged Sargent Stock to be disposed of by the requesting holder and the intended method of disposition thereof. If Sargent elects, prior to effectiveness, not to proceed with a primary registration of its common stock, it shall not be obligated to register any Combined Exchanged Sargent Stock.

         (b) PRIORITY ON PRIMARY REGISTRATION. If a Piggyback Registration is an underwritten primary registration on behalf of Sargent and the managing underwriter(s) of such offering advise Sargent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, then Sargent shall include in such registration (i) first, the securities that Sargent proposes to sell, (ii) second, the shares of Combined Exchanged Sargent Stock requested to be included therein and (iii) third, other securities requested to be included in such registration (PRO RATA in accordance with the number of shares of Combined Exchanged Sargent Stock requested by each holder to be included in such registration). If the managing underwriter of such offering subsequently advises Sargent in writing that the number of securities which can be sold exceeds the number of securities included in the offering, Sargent shall include in the registration, first, the securities that Sargent proposes to sell and second, such shares of Combined Exchanged Sargent Stock that the holder(s) had originally requested to be included in the registration and third, such other securities originally proposed for inclusion in such registration.

         (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Sargent's securities other than the holder(s) of Combined Exchanged Sargent Stock and the managing underwriter(s) of such offering advise Sargent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, then Sargent shall include in such registration (i) first, if such registration is being made on behalf of other stockholders of Sargent exercising demand registration rights, then the securities so requested to be included therein in accordance with such demand registration rights, (ii) second, the shares of Combined Exchanged Sargent Stock requested to be included in such registration (PRO RATA in accordance with the number of shares of Combined Exchanged Sargent Stock requested by each holder to be included in such registration), and (iii) third, other securities requested to be included in such registration. If the managing underwriter of such offering subsequently advises Sargent in writing that the number of securities which can be sold exceeds the number of securities included in the offering, Sargent shall include in the registration such additional securities that (i) first, the holder(s) of Combined Exchanged Sargent Stock had originally requested be included in the registration, and (ii) second, others had originally proposed to include in the registration.

         (d) OTHER REGISTRATION. If: (i) Sargent has previously filed a registration statement with respect to any shares of Combined Exchanged Sargent Stock pursuant to Section 4.8.1(a) or 4.8.2(b) and (ii) such previous registration has not been withdrawn or abandoned, Sargent shall not file or cause to be effective any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or S-4 or any successor form), whether on its own behalf or at the request of any holder of such securities, until a period of at least three (3) months has elapsed from the effective date of such previous registration.

         (e) PIGGYBACK NOT A DEMAND REGISTRATION. Should a holder's participation in a registration be pursuant to a Piggyback Registration in connection with: (i) an underwritten primary registration on behalf of Sargent as described in Section 4.8.2(b) or (ii) an underwritten secondary registration on behalf of holders of Sargent securities other than holder(s) of Combined Exchanged Sargent Stock as described in Section 4.8.2(c), then such participation shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations to which holders of Combined Exchanged Sargent Stock are entitled to pursuant Section 4.8.1(b).

    4.8.3     Registration of Shares Underlying Sargent Options.
On February 7, 1996 Sargent adopted an Employees' Compensatory Stock Option Plan (the "Plan") and in accordance therewith granted options to purchase 500,000 shares of its $0.01 par value Common Stock to certain employees and consultants. A copy of the Plan is attached hereto as Schedule 4.8.3; in addition an exhibit thereto shows the number of shares under option, the optionee's identity and the exercise prices and terms of the options. Notwithstanding and superseding any inconsistent provision in this Section 4.8.3 Sargent agrees as follows: (a) that the registration statement on Form S-8 as filed with the Commission on, before or immediately upon consummation of the transactions herein and covering the 500,000 shares underlying the options granted under the Plan, shall be kept in effect, shall not be withdrawn, nor the securities covered therein be deregistered prior to expiration of the exercise period described in the Plan, without the written consent of a majority of the holders of the securities (i.e., options or shares then covered thereby); (b) that Sargent will provide any reoffer prospectus required under Section 10(a) of the Securities Act as may be contemplated or required under General Instructions to Form S-8 adopted under the Securities Act; and (c) Sargent will qualify any shares offered under the above contemplated registration statement on Form S-8 in at least five states, including states to be designated by a majority of the holders of the securities referenced in (a) above.

    4.8.4     LIMITATION ON DEMAND AND PIGGYBACK REGISTRATIONS.
Notwithstanding anything to the contrary in this Agreement, the Demand and Piggyback Registration rights granted with respect to the Combined Exchanged Sargent Stock pursuant to this Agreement shall not be effective unless, on the date immediately preceding the declared effective date for the registration statement with respect to such Demand or Piggyback Registration: (a) the closing bid price of the Sargent Common Stock on the national exchange, in the national market system or in the NASDAQ Small-Cap Market for the Sargent Common Stock shall have been equal to or in excess of


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


$1.00 per share; and (b) the aggregate market value of the shares of the Combined Exchanged Sargent Stock so registered shall have an aggregate market value, based on such closing bid price, not in excess of $3,000,000. Further, the Demand and Piggyback registration rights granted with respect to the Combined Exchanged Sargent Stock shall be utilized only for the purpose of effectuating settlements for the benefit of creditors of LACD, Medipace, and the LACD Stockholders, which creditors shall not be affiliates of Sargent at the Closing Date.

    4.8.5. REGISTRATION EXPENSES. (a) General. All expenses incident to Sargent's performance and execution of Demand Registrations or Piggyback Registrations and Sargent's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky Laws, expenses and fees for listing the securities on the appropriate securities exchanges, cost of liability insurance, all internal expenses, the expense of any annual audit or quarterly review, printing expenses allocable to the registration of securities other than the Combined Exchanged Sargent Stock or the Option Stock and fees and disbursements of counsel for Sargent and all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance) (all such expenses being herein call "Registration Expenses") shall be borne by Sargent.

         (b) PAYMENT OF EXPENSES BY THE HOLDER(S). The holder(s) shall pay the underwriters' fees and expenses, the underwriters' discount and commission and the commissions and fees, if any, payable in respect of selling brokers, dealer managers or similar securities industry professionals, fees and expenses of holder's counsel, and transfer taxes allocable to the registration of the holder(s) securities so included in any Demand or Piggyback Registration pursuant to this Agreement.

    Section 4.9 LISTING ON NASDAQ SMALL-CAP MARKET. As soon as Sargent meets all of the minimum requirements for listing on the NASDAQ Small-Cap Market, Sargent shall apply for listing thereon and shall pursue such listing to completion.

                                      ARTICLE V

                         CONDITIONS PRECEDENT TO OBLIGATIONS
                                      OF SARGENT

        The obligations of Sargent under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

    Section 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by LACD in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made as of the date of this Agreement (except for changes therein permitted by this Agreement), and LACD shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by LACD prior to or at the Closing. Sargent shall be furnished with a certificate, signed by a duly authorized officer of LACD and dated the Closing Date, to the foregoing effect.

    Section 5.2 OFFICER'S CERTIFICATE. Sargent shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of LACD, in the form of Schedule 5.2, to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of LACD, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the LACD Schedules, by or against LACD which might result in any material adverse change in any of the assets, properties, business or operations of LACD.

    Section 5.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of LACD.

    Section 5.4 OPINION OF COUNSEL TO LACD. Sargent shall receive an opinion, dated the Closing Date, of Matthias & Berg LLP, counsel to LACD, in substantially the following form:

    (a) LACD is a corporation duly organized, validly existing, and in good standing under the laws of the state of California and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

    (b) To the best knowledge of such legal counsel, the execution and delivery by LACD of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of LACD's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license, agreement or other obligation or violate any court order, writ, injunction or decree applicable to LACD, or its properties or assets;

    (c)   LACD has no subsidiaries;

    (d) The authorized capitalization of LACD consists of 1,000 shares of common stock, no par value. As of the Closing Date, there are 1,000 shares of common stock issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. To the best of such counsel's knowledge, except as set forth above, there are no outstanding: (i) securities convertible into or exchangeable for any of LACD's capital stock; or (ii) options, warrants, calls or other rights (including rights to demand registration or to sell in connection with any registration by LACD under the Securities Act to purchase or subscribe to capital stock of LACD or securities convertible into or exchangeable for capital stock of LACD). To the best of such counsel's knowledge, LACD is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights with respect to the Common Stock;

    (e) The shares of LACD common stock to be transferred to Sargent pursuant to the terms of this Agreement will be, when transferred in accordance with the terms hereof, legally issued, fully paid and nonassessable and not issued in violation of the rights of any person and shall be free and clear of all liens, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement;

    (f) To the best of such counsel's knowledge, the execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary action of the Board of Directors and stockholders of LACD, and there are no dissenters' rights or rights of appraisal with respect to the authorization, approval, execution and completion of the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligations of LACD, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

    (g) To the best knowledge of such legal counsel, except as set forth in the LACD Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting LACD or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

    (h) To the best of such counsel's knowledge, no consent, approval or authorization of or filing or registration with any governmental body or agency of the United States federal government or of any state is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement. LACD has taken all actions required by the applicable laws of the State of California to permit the transfer of the shares of LACD Common Stock to Sargent; and

    (i) Upon delivery to Sargent of the certificates described in Section 3.3 of this Agreement, Sargent will receive good and marketable title to the Exchanged LACD Stock, which shall constitute one hundred percent (100%) of the issued and outstanding capital stock of LACD.

    Section 5.5 OTHER ITEMS. Sargent shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Sargent may reasonably request, which shall include, but not be limited to the unqualified audit opinion described in Section 1.9 above along with PROFORMA financial information (unaudited) attached hereto as Schedule 5.5 giving effect to the transaction contemplated herein which shall provide a reasonable basis to management of Sargent that qualification on the NASDAQ Small-Cap Market is possible; nor shall the PRO-FORMA financial statements fail to meet the reasonable basis standard set forth herein;


                                      ARTICLE VI

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF LACD

    The obligations of LACD under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

    Section 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Sargent in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the date of this Agreement, and Sargent shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Sargent prior to or at the Closing. LACD shall have been furnished with a certificate, signed by a duly authorized executive officer of Sargent and dated the Closing Date, to the foregoing effect.

    Section 6.2 OFFICER'S CERTIFICATE. LACD shall have been furnished with a certificate dated the Closing Date and signed by duly authorized officers of Sargent to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Sargent, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Sargent Schedules, by or against Sargent, which might result in any material adverse change in any of the assets, properties, business or operations of Sargent, in the form of Schedule 6.2.

    Section 6.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of, Sargent.

    Section 6.4 OPINION OF COUNSEL TO SARGENT. LACD shall receive an opinion, dated the Closing Date, of Jones & Keller, counsel to Sargent, and other counsel to Sargent who may deliver an opinion with respect to issues of Delaware, Colorado or California law, as the case may be, in substantially the following form:

    (a) Sargent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

    (b) To the best knowledge of such legal counsel, the execution and delivery by Sargent of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Sargent's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to Sargent or its properties or assets;

    (c) The authorized capitalization of Sargent consists of 9,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.01 per share. As of the Closing Date, there are 2,111,343 shares of Sargent Common Stock issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemp-tive rights of any person. To the best of such counsel's knowledge, except as set forth in Schedule 2.4 of this Agreement, there are no outstanding: (i) securities convertible into or exchangeable for any of Sargent's capital stock; or (ii) options, warrants, calls or other rights (including rights to demand registration or to sell in connection with any registration by Sargent under the Securities Act) to purchase or subscribe to capital stock of Sargent or securities convertible into or exchangeable for capital stock of Sargent. To the best of such counsel's knowledge, Sargent is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights with respect to the Sargent Common Stock;

    (d) The shares of Sargent Common Stock to be issued to the LACD Stockholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and nonassessable and not issued in violation of the rights of any person;

    (e) To the best of such counsel's knowledge, the execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary action of each of the Boards of Directors and stockholders of Sargent, and there are no dissenters' rights or rights of appraisal with respect to the authorization, approval, execution and completion of the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of Sargent, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

    (f) To the best knowledge of such counsel, except as set forth in the Sargent Schedules, there are no actions, suits or proceedings pending or threatened by or against Sargent or affecting Sargent's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

    (g) To the best of such counsel's knowledge, no consent, approval or authorization of or filing or registration with any governmental body or agency of the United States federal government or of any state is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement. Sargent has taken all actions required by the applicable laws of the State of Delaware to permit the issuance of the shares of Exchanged Sargent Stock to the LACD Stockholders; and

    (h) Upon delivery to the LACD Stockholders of the certificates described in
Section 3.3 of this Agreement, the LACD Stockholders will receive good and marketable title to the Exchanged Sargent Stock, all of such Exchanged Sargent Stock shall be received by the


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LACD Stockholders as validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement).

    Section 6.5 OTHER ITEMS. LACD and the LACD Stockholders shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as THEY may reasonably request.

                                     ARTICLE VII

                                    MISCELLANEOUS

    Section 7.1 BROKERS AND FINDERS. Except for the Sargent Options which may be issued pursuant to Section 3.8 of this Agreement, neither Sargent, nor LACD, nor any of their respective officers, directors, agents or employees has employed any investment banker, broker or finder, or incurred any liability on behalf of Sargent, or LACD, as the case may be, for any investment banking fees, brokerage fees, commissions or finders' fees, in connection with the transactions contemplated by this Agreement. The parties each agree to indemnify the other against any other claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

    Section 7.2 LAW, FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. The parties agree that any dispute arising under this Agreement, whether during the term of the Agreement or at any subsequent time, shall be resolved exclusively in the courts of the State of California and the parties hereby submit to the jurisdiction of such courts for all purposes provided herein and appoint the Secretary of State of the State of California as agent for service of process for all purposes provided herein.

    Section 7.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by overnight mail, registered mail or certified mail, postage prepaid, or by prepaid telegram, or when telecopied and followed by confirmation copy hand-delivered or sent by first class mail, addressed as follows:


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    If to LACD or to the
    LACD Stockholders, to:   Los Angeles Community Dialysis, Inc.
                             Victor Gura, M.D., President
                             5901 West Olympic Boulevard
                             Suite 300
                             Los Angeles, California 90036
                             (213) 933-8836 (Telecopier No.)

     With copies to:         Matthias & Berg LLP
                             Attorneys at Law
                             515 South Flower Street
                             Suite 700
                             Los Angeles, California 90071
                             Attn: Jeffrey P. Berg, Esq.
                             (213) 895-4058 (Telecopier No.)

    If to Sargent, to:       Sargent, Inc.
                             A. Vern Tharp, President
                             2472 East Road 7 North
                             Monte Vista, Colorado 81144
                             (303) 477-3217 (Telecopier No.)

      With copies to:        Jones & Keller
                             1625 Broadway
                             Suite 1600
                             Denver, Colorado 80202
                             Attn: Sam Wing, Esq.
                             (303) 628-9240 (Telecopier No.)

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

    Section 7.4 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

    Section 7.5 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (a) to the extent such data is a matter of public knowledge or is required by law to be published;


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


and (b) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

    Section 7.6 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

    Section 7.7 THIRD PARTY BENEFICIARIES. This Agreement is solely among Sargent, the LACD Stockholders and LACD and, except for Section 4.8 and as otherwise as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

    Section 7.8 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.

    Section 7.9 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date of the reorganization and the consummation of the transactions herein contemplated.

    Section 7.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

    Section 7.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

    Section 7.12 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.


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    Section 7.13  EXPENSES. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

    Section 7.14 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

    Section 7.15 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

    Section 7.16 PUBLIC ANNOUNCEMENTS. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

    Section 7.17 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

    Section 7.18 FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, the parties, or any one of them, have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

    Section 7.19 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

    Section 7.20 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this


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


document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

    IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into and closed as of the date first above written at Los Angeles, California.

                             ("Sargent")

                             SARGENT, INC.



                             By: /s/ A. Vern Tharp
                                 A. Vern Tharp
                                 President

                             ("LACD")

                             LOS ANGELES COMMUNITY DIALYSIS, INC.


                             By: /s/ Victor Gura, M.D.
                                 Victor Gura, M.D.
                                 President


                             ("LACD Stockholders")


                                /s/ Victor Gura, M.D.
                             Victor Gura, M.D., an individual


                                /s/ Avraham H. Uncyk, M.D.
                             Avraham H. Uncyk, M.D., an individual


                                /s/ Ronald P. Lang, M.D.
                             Ronald P. Lang, M.D., an individual


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